As filed with the Securities and Exchange Commission on            , 1998
                                                          -----------
                                       Registration Statement No. 333-
                                                                      --------

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                -------------
                                  FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                ------------
                   MITSUI VENDOR LEASING ASSET TRUST 1998-1
                            (Issuer of Securities)
                    MITSUI VENDOR LEASING FUNDING CORP. II
                  (Depositor of the above-referenced Trust)
            (Exact Name of Registrant as Specified in Its Charter)

    DELAWARE                     6799                   APPLIED FOR
(State or Other           (Primary Standard          (I.R.S. Employer
 Jurisdiction of           Industrial                 Identification
 Incorporation or          Classification Code        Number)
 Organization)             Number)

                    MITSUI VENDOR LEASING FUNDING CORP. II
                       6363 GREENWICH DRIVE, SUITE 100
                         SAN DIEGO, CALIFORNIA 92122
                                (619) 558-5050
        (Address, Including Zip Code, and Telephone Number, Including
           Area Code, of Registrant's Principal Executive Offices)

                            JOHN L. PLUNKETT, ESQ.
                    MITSUI VENDOR LEASING FUNDING CORP. II
                       6363 GREENWICH DRIVE, SUITE 100
                         SAN DIEGO, CALIFORNIA 92122
                                (619) 558-5004
     (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent For Service)

                              ----------------
                                  COPIES TO:

Siegfried P. Knopf, Esq.                       James J. Croke, Jr., Esq.
Brown & Wood LLP                               Cadwalader, Wickersham & Taft
One World Trade Center                         100 Maiden Lane
New York, New York 10048                       New York, New York 10038

                               -------------
       Approximate date of commencement of proposed sale to the public:
 As soon as practicable after this Registration Statement becomes effective.
                               -------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box./ /
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /
                                ------------

                       CALCULATION OF REGISTRATION FEE


=========================================================================================================
                                                      Proposed Maximum   Proposed Maximum
                                          Amount to        Offering         Aggregate        Amount of
         Title of each Class of               be          Price Per          Offering       Registration
       Securities to be Registered        Registered       Unit(1)           Price(1)           Fee
---------------------------------------------------------------------------------------------------------
Receivable Backed-Notes . . . . . . . .   $1,000,000        $100%           $1,000,000        $303.03
=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.
                                ------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================





Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


Preliminary Prospectus dated June 1, 1998; Subject to Completion

PROSPECTUS

                    Mitsui Vendor Leasing Asset Trust 1998-1
                                     Issuer

                    $____% Class A-1 Receivable-Backed Notes
                    $____% Class A-2 Receivable-Backed Notes
                    $____% Class A-3 Receivable-Backed Notes

                     $____% Class B Receivable-Backed Notes
                     $____% Class C Receivable-Backed Notes

                     Mitsui Vendor Leasing Funding Corp. II
                                 Trust Depositor

                       Mitsui Vendor Leasing (U.S.A.) Inc.
                               Seller and Servicer

                      ------------------------------------


     Mitsui Vendor Leasing Asset Trust 1998-1 (the "Trust" or the "Issuer") is a limited purpose business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement, dated as of _________, 1998 between Mitsui Vendor Leasing Funding Corp. II ("MVLFC II") as trust depositor (in such capacity, the Trust Depositor) and _________ as owner trustee (the "Owner Trustee"). MVLFC II is a wholly owned subsidiary of Mitsui Vendor Leasing (U.S.A.) Inc. ("Mitsui Vendor Leasing"). The Trust will issue $_______ aggregate principal amount of ___% Class A-1 Receivable-Backed Notes (the "Class A-1 Notes"), $_______ aggregate principal amount of ___% Class A-2 Receivable-Backed Notes (the "Class A-2 Notes"), and $_______ aggregate principal amount of ___% Class A-3 Receivable-Backed Notes (the "Class A-3 Notes," and together with the Class A-1 Notes and the Class A-2 Notes, the "Class A Notes"), $____________ aggregate principal amount of ___% Class B Receivable-Backed Notes (the "Class B Notes"), and $_____________ aggregate principal amount of ___% Class C Receivable-Backed Notes (the "Class C Notes," and together with the Class A Notes and the Class B Notes, the "Notes"), pursuant to an indenture dated as of __________________, 1998 (the "Indenture") between the Trust and ______________, as indenture trustee (in such capacity, the "Indenture Trustee"). To the extent described herein, payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes, and payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes. The Notes will have the benefit of amounts, if any, on deposit in the Reserve Fund. See "Description of the Notes" herein. (cover continued on next page)

                      ------------------------------------

     THERE ARE MATERIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 18 OF THIS PROSPECTUS.

     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF MITSUI VENDOR LEASING (U.S.A.) INC., MITSUI VENDOR LEASING FUNDING CORP. II OR ANY OF THEIR AFFILIATES, OTHER THAN THE TRUST.

                      ------------------------------------

     THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


===================================================================================================================================
                                                                                          Underwriting

                                                                    Price to Public       Discounts and       Proceeds to Issuer
                                                                          (1)            Commissions(2)             (1)(3)
-----------------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note...............................................           %                   %                      %
-----------------------------------------------------------------------------------------------------------------------------------
Per Class A-2 Note...............................................           %                   %                      %
-----------------------------------------------------------------------------------------------------------------------------------
Per Class A-3 Note...............................................           %                   %                      %
-----------------------------------------------------------------------------------------------------------------------------------
Per Class B Note.................................................           %                   %                      %
-----------------------------------------------------------------------------------------------------------------------------------
Per Class C Note.................................................           %                   %                      %
-----------------------------------------------------------------------------------------------------------------------------------
Total............................................................          $                    $                     $
===================================================================================================================================

(1) Plus accrued interest, if any, at the applicable Interest Rate from ___________, 1998.
(2) MVLFC II and Mitsui Vendor Leasing have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."
(3)   Before deducting expenses of this offering estimated to be $_______.

      The Notes are offered by First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Underwriter"), subject to prior sale, when, as and if issued to and accepted by it and subject to its right to reject any order in whole or in part or to withdraw, cancel or modify any order without notice. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, S.A. or the Euroclear System, on or about ___________, 1998.

                      ------------------------------------

                           First Union Capital Markets

                      ------------------------------------


                The date of this Prospectus is ___________, 1998.




(cover page continued)

     The Notes will represent asset-backed debt obligations of the Trust and will be secured pursuant to the Indenture primarily by (i) a pool of contracts (the "Contracts") consisting of leases ("Leases") and conditional sale agreements ("CSAs"), financing the lease or purchase of a variety of new and used machine tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), photo-finishing equipment, plastic injection molding equipment, textile equipment (such as knitting machines and textile manufacturing machines), computer equipment (such as inventory control and tracking computer equipment, computer work stations, personal computers, data storage devices and other computer related peripheral equipment) and other types of equipment (collectively, the "Equipment") and (ii) amounts available, if any, in the Reserve Fund. The Contracts and related interests will be conveyed by Mitsui Vendor Leasing (in such capacity, the "Seller") to the Trust Depositor pursuant to a transfer and sale agreement dated as of __________________, 1998 (the "Transfer and Sale Agreement") by and between the Seller the Trust Depositor. The Trust Depositor will concurrently convey such assets to the Trust pursuant to a sale and servicing agreement dated as of __________, 1998 (the "Sale and Servicing Agreement") among the Trust, the Trust Depositor, Mitsui Vendor Leasing, as servicer (in its capacity as servicer, the "Servicer"), _____________, as back-up servicer (in such capacity, the "Back-up Servicer"), and the Indenture Trustee.

     Interest on the Notes will be payable monthly in arrears on the ___________ (____) day of the month (or, if such day is not a Business Day, the next succeeding Business Day) beginning on ___________, 1998 (each, a "Payment Date") with respect to the period from and including the immediately preceding Payment Date (or, with respect to the initial Payment Date, the date of issuance of the Notes) to and excluding such Payment Date. Principal payments with respect to the Notes will be payable on each Payment Date to the extent described herein. The stated maturity date with respect to the Class A-1 Notes is the ________ ____ Payment Date, with respect to the Class A-2 Notes is the ________ ____ Payment Date, with respect to the Class A-3 Notes is the ________ ____ Payment Date, with respect to the Class B Notes is the ____________ ____ Payment Date, and with respect to the Class C Notes is the __________ ____ Payment Date. The actual payment in full, however, of the Notes could and is expected to occur earlier than such stated maturity dates. See "Summary of Terms--Terms of the Notes--B. Principal" and "--C. Optional Redemption" herein.

     The Notes are being offered pursuant to this Prospectus. Sales of the Notes may not be consummated unless the purchaser has received this Prospectus.

     The Trust Depositor does not intend to apply for listing of the Notes on any securities exchange or for the inclusion of the Notes on any automated quotation system.

     There currently is no secondary market for the Notes and there is no assurance that one will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             REPORTS TO NOTEHOLDERS

     During such time as the Notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the Trust, the Contracts and the Notes, will be prepared by the Servicer and sent on behalf of the Issuer to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), and the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Notes. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes--Book-Entry Registration" and "--Reports" herein. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or certified public accountant.

                              AVAILABLE INFORMATION

     The Trust Depositor, as originator of the Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Trust Depositor and the Trust may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder. Copies of such reports can be obtained as described above. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Servicer expects that the Trust's obligation to file such reports will be terminated following the end of 1998.

     Upon receipt of a request by an investor, or his or her representative, within the period during which there is an obligation to deliver a Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge and in addition to any such delivery requirements, a paper copy of this Prospectus and a Prospectus encoded in an electronic format.


                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated under the heading "Index of Terms" commencing on page 85.

     There are material risks associated with an investment in the Notes. See "Risk Factors" on page 18 for a discussion of certain factors that investors should consider before making an investment in the Notes.

Issuer.....................Mitsui  Vendor  Leasing  Asset  Trust  1998-1,   (the
                           "Issuer" or the "Trust"), a Delaware business trust formed by the Trust Depositor and the Owner Trustee pursuant to the Trust Agreement dated as of __________ , 1998 (the "Trust Agreement") between the Trust Depositor and the Owner Trustee. The principal executive offices of the Trust are in Wilmington, Delaware, in care of the Owner Trustee, at the address of the Owner Trustee specified below.

Trust Depositor............Mitsui Vendor  Leasing  Funding  Corp. II, a Delaware
                           corporation (the "Trust Depositor") and a wholly-owned, limited purpose subsidiary of Mitsui Vendor Leasing (U.S.A.) Inc. The Trust Depositor's principal executive offices are located at 6363
                           Greenwich Drive, Suite 100, San Diego, California 92122 and its telephone number is (619) 558-____. See "The Trust" herein.

Seller/Servicer............Mitsui  Vendor  Leasing  (U.S.A.)  Inc.,  a  Delaware
                           corporation ("Mitsui Vendor Leasing," or, in its separate capacities as a Seller under the Transfer and Sale Agreement, or as Servicer under the Sale and Servicing Agreement described herein, the "Seller" and the "Servicer", respectively). Mitsui Vendor Leasing's offices are located at 6363 Greenwich Drive, Suite 100, San Diego, California 92122 and its telephone number is (619) 558-5050. See "Mitsui Vendor Leasing (U.S.A.) Inc." herein.

Indenture Trustee..........._________________________,  as  trustee   under  the
                           Indenture described herein (in such capacity, the "Indenture Trustee"). The Indenture Trustee's corporate trust office is located at __________
                           ____________________________________________________.
                           See "The Indenture--The Indenture Trustee" herein.

Owner Trustee.............._______________________,  as owner  trustee under the
                           Trust Agreement (the "Owner Trustee"). The Owner Trustee's offices are located at ____________________ ___, Wilmington, Delaware, ________.

Back-up Servicer..........._________________________,  as back-up servicer under the Sale and Servicing Agreement described herein (in such capacity, the "Back-up Servicer"). Pursuant to the Sale and Servicing Agreement, the Back-up Servicer will become the successor Servicer upon any resignation or termination of the Servicer. See "The Transfer and Sale Agreement and Sale and Servicing Agreement Generally--Back-up Servicer" herein.

Cutoff Date................With  respect  to the  Contracts  transferred  to the
                           Trust on the Closing Date, ____________, 1998, and with respect to any Additional Contract or Substitute Contract transferred to the Trust thereafter, the close of business on the first day of the calendar month in which such transfer occurs (each of such dates, the "Cutoff Date," an "Additional Contract Cutoff Date" or a "Substitute Contract Cutoff Date," respectively). The term "Cutoff Date," when used herein in the context of general references to the Contracts, should be deemed to include a reference to the Additional Contract Cutoff Date and Substitute Contract Cutoff Date of any Additional Contract or Substitute Contract included in the Contracts, unless otherwise specified or unless the context otherwise clearly requires.

Closing Date...............On or about ________ __, 1998 (the "Closing Date").

Collection Periods,
Calculation Dates,
Payment Dates and
Record Dates...............The period from and including  the  first day of each calendar month to and including the last day of the calendar month (such last day, the "Calculation Date" and each such period, a "Collection Period").

                           A "Payment Date" is the _________ (___) day (or if any such date is not a "Business Day," i.e., a day other than a Saturday, a Sunday or a day on which banking institutions in San Diego, California or New York, New York are authorized or obligated by any law or regulation to be closed, then on the next succeeding Business Day) of each calendar month commencing ________ __, 1998. The Collection Period relating to any particular Payment Date shall be the calendar month preceding the month in which such Payment Date occurs.

                           With respect to any Payment Date and the Notes, the "Record Date" is the day immediately preceding each Payment Date (or, with respect to any Definitive Note, the last day of the calendar month preceding the month in which such Payment Date occurs).

The Notes..................$___________ aggregate principal amount (the "Initial
                           Class A-1 Note Principal Balance") of _____% Class A-1 Receivable-Backed Notes (the "Class A-1 Notes"), $___________ aggregate principal amount (the "Initial Class A-2 Note Principal Balance") of _____% Class A-2 Receivable-Backed Notes (the "Class A-2 Notes"), and $___________ aggregate principal amount (the "Initial Class A-3 Note Principal Balance" and together with the Initial Class A-1 Note Principal Balance and the Class A-2 Principal Balance, the "Initial Class A Note Principal Balance") of _____% Class A-3 Receivable-Backed Notes (the "Class A- 3 Notes" and together with the Class A-1 Notes and the Class A-2 Notes, the "Class A Notes"); $__________ aggregate principal amount (the "Initial Class B Note Principal Balance") of _____% Class B Receivable-Backed Notes (the "Class B Notes"); and $__________ aggregate principal amount (the "Initial Class C Note Principal Balance") of _____% Class C Receivable-Backed Notes (the "Class C Notes"; and together with the Class A Notes and the Class B Notes, the "Notes"). The Initial Class A Note Principal Balance is equal to approximately ____% of the initial ADCB of the Contract Pool (with the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance and the Initial Class A-3 Principal Balance equal to approximately __%, __% and __%, respectively, of the initial ADCB of the Contract Pool), the Initial Class B Note Principal Balance is equal to approximately _____% of the initial ADCB of the Contract Pool, and the Initial Class C Note Principal Balance is equal to approximately _____% of the initial ADCB of the Contract Pool.

                           The Notes will be issued by the Trust pursuant to an indenture dated as of ________ __, 1998 (the "Indenture") between the Issuer and the Indenture Trustee. The Notes will be secured by the Contracts and the other Trust Assets pledged by the Issuer to the Indenture Trustee under the Indenture. The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiples thereof (except for one Note of each Class which, for rounding purposes, may be less than an integral multiple thereof). The holders of beneficial interests in the Notes held in book-entry form ("Note Owners") will not be entitled to receive Definitive Notes except in the limited circumstances described herein. See "Description of the Notes--General" and "--Definitive Notes" and "--Book-Entry Registration" herein.

                           The Class B Notes and the Class C Notes will be subordinated to the Class A Notes to the extent described  herein  and  the  Class  C  Notes  will be
                           subordinated to the Class B Notes to the extent described herein. See "Description of the Notes--Allocations" herein.

Trust Assets...............The assets pledged to the Indenture Trustee to secure the Notes will include the following (the "Trust Assets"): (i) the Contracts (including all Additional Contracts and Substitute Contracts, if any), (ii) all monies due or to become due thereunder or in respect thereof from and after the Cutoff Date applicable to such Contracts, in the form of (A) Scheduled Payments inclusive of such payments received through Vendor recourse or support arrangements, but excluding the Excluded Amounts, (B) Prepayments and (C) Recoveries (including any derived from the disposition of related Equipment) received with respect to Defaulted Contracts, (iii) the related Equipment (or a security interest therein), (iv) such amounts as from time to time may be held in the Collection Account or any related account or subaccount under the Sale and Servicing Agreement or the Indenture, together with earnings on funds therein, (v) the rights of the Trust under the Sale and Servicing Agreement, (vi) amounts available, if any, in the Reserve Fund, together with earnings on the funds therein and (vii) proceeds of any of the foregoing.

A. Contracts...............The   Contracts  to  be  included  in  the  pool  of
                           Contracts pledged by the Issuer to the Indenture Trustee pursuant to the Indenture (the "Contract
                           Pool") consist of leases (each, a "Lease") or conditional sale agreements (each, a "CSA") relating to the lease or sale of Equipment.

                           The Contracts included in the Contract Pool have the characteristics specified in the Transfer and Servicing Agreement and described herein, and will be purchased by the Trust Depositor from the Seller on the Closing Date pursuant to the Transfer and Sale Agreement and concurrently conveyed to the Trust by the Trust Depositor pursuant to the Sale and Servicing Agreement. The Seller, will make certain representations and warranties concerning the Contracts, including that all of the Contracts are commercial, rather than consumer, leases or financing arrangements, and that no adverse selection process was employed in the selection of Contracts for sale under the Transfer and Sale Agreement. See "The Transfer and Sale Agreement and Sale and Servicing Agreement Generally--Representations and Warranties," "Use of Proceeds" and "The Contract Pool" herein.

                           As of the initial Cutoff Date, the Contract Pool had the following characteristics (unless otherwise noted, percentages are calculated by reference to Discounted Contract Balances of the related Contracts as a percentage of the ADCB of the Contract Pool). The Discounted Contract Balances and the ADCB utilized in clauses (ii), (iv) and (vi) below were calculated utilizing the Statistical Discount Rate:

                                (i) there were ______ Contracts in  the Contract
                           Pool;

                               (ii) the ADCB of the  Contracts in  the  Contract
                           Pool was $______________;

                              (iii) the  final  scheduled  payment  date  of the
                           Contract with the latest maturity or expiration was ____________, 200_;

                               (iv) the average Discounted Contract Balance  was
                           approximately $___________;

                                (v) all of the Contracts had  (A) original terms
                           to maturity of not less than ____ months and not more than ____ months, with a weighted average original term to maturity of approximately months and (B) a remaining term to maturity of not less than 1 month and not more than _____ months, with a weighted average remaining term to maturity of approximately _____ months; and

                              (vi) the  End-Users  in respect  of  approximately
                           _____% of the Contracts were located in the State of California; approximately ___% were located in the State of _______________; approximately ___% were located _________ in the State of _______________;
                           and in no other state represented more 5.00% of the Contracts.

                           See "The Transfer and Sale Agreement and Sale and Servicing Agreement Generally--Concentration Amounts" herein.

                           The Statistical Discount Rate is equal to _____% (the "Statistical Discount Rate"). Although the Discounted Contract Balances and the ADCB calculated at the Discount Rate will vary somewhat from the Discounted Contract Balances and ADCB calculated at the Statistical Discount Rate, such variance will not be material.

                           For further information regarding the Contracts included in the Contract Pool, see "The Contract Pool" and "The Contracts Generally," as well as "The Sale and Servicing Agreement Generally-- Representations and Warranties" and "--Concentration Amounts" herein.

                           Between the initial Cutoff Date and the Closing Date some amortization of the Contracts included in the Contract Pool is expected to occur. In addition, certain Contracts included in the Contract Pool as of the initial Cutoff Date may be determined not to meet the eligibility requirements for the final Contract Pool, and may not be included in the final Contract Pool. To the extent a Contract is determined not to meet the eligibility requirements for the Contract Pool, the Seller will pursue one of two options: (i) repurchase the ineligible Contract or (ii) substitute for the ineligible Contract a new Contract having similar characteristics and meeting the requirements described herein (a "Substitute Contract"). While the statistical distribution of the characteristics as of the Closing Date for the Contract Pool will vary somewhat from the statistical distribution of such characteristics as of the initial Cutoff Date as presented in this Prospectus, such variance will not be material.

                           In addition, in connection with any Contract for which a full contractual payment has not been received from the End-User for more than 120 days or which the Servicer determines, in accordance with its customary and usual practices, is not collectible (each a "Defaulted Contract"), the Servicer will have the option under the Sale and Servicing Agreement to substitute for such Defaulted Contract one or more Substitute Contracts. See "Mitsui Vendor Leasing (U.S.A.) Inc.--Write-Off Policy" herein.

                           Also, the Servicer may, at its option, make a material modification to or adjustment of the terms of a Contract that would not otherwise be permissible under the Sale and Servicing Agreement (unless the Contract was to be prepaid in full) (each, an "Adjusted Contract"), if the Servicer contemporaneously substitutes one or more Substitute Contracts for such Adjusted Contract. In addition, from time to time there may also be non-material adjustments or modifications in Contract terms that may be effected by the Servicer on behalf of the Issuer without Noteholder consent and without affecting the Contract's status as part of the Contract Pool.

                           The ADCB of the Defaulted Contracts and Adjusted Contracts for which the Seller or Servicer may cause the substitution of Substitute Contracts is limited to an amount not in excess of 10% of the ADCB of the Contract Pool as of the initial Cutoff Date.

                           In addition, the Servicer may at its option, under the terms of the Sale and Servicing Agreement, permit or agree to the early termination or full prepayment of any Contract in certain circumstances, and on the terms and subject to the conditions more fully specified in the Sale and Servicing Agreement (any such Contract for which there is an early termination or full prepayment, a "Prepaid Contract"). Such circumstances may include, without limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an equipment upgrade. With respect to any Prepaid Contract the Servicer may at its option either (x) include such prepayment in full in the Available Amount for the related Payment Date or (y) reinvest the prepayment proceeds of such Prepaid Contract in one or more new Contracts having similar characteristics to such Prepaid Contract (each, an "Additional Contract").

                           Additional Contracts and Substitute Contracts included in the Contract Pool (i) will be conveyed to the Trust Depositor pursuant to the Transfer and Sale Agreement, by the Trust Depositor to the Issuer pursuant to the Sale and Servicing Agreement and in turn pledged by the Issuer to the Indenture Trustee pursuant to the Indenture and (ii) must meet the Contract Pool concentration limitations and the other substitution requirements described herein. See "The Transfer and Sale and Sale and Servicing Agreement Generally--Representations and Warranties" herein. In addition, either the final scheduled payment on such Substitute Contract or Additional Contract will be on or prior to the _______ ______ Payment Date or, to the extent the final payment on such Contract is due after the ______ ______ Payment Date, only Scheduled Payments due on or prior to such date may be included in the Discounted Contract Balance of such Contract for the purpose of making any calculation under the Indenture or the Sale and Servicing Agreement.

B. Equipment...............All of the Seller's right,  title and interest (which may be limited to a security interest) in the Equipment, if any, subject to each Lease and the security interest of the Seller in the Equipment, if any, subject to each CSA included in the Contract
                           Pool will be transferred to the Trust Depositor pursuant to the Transfer and Sale Agreement and to the Issuer pursuant to the Sale and Servicing
                           Agreement and will be pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. Equipment will include a variety of machine tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), photo-finishing equipment, plastic injection molding equipment, textile equipment (such as knitting machines and textile manufacturing machines), computer equipment (such as inventory control and tracking computer equipment, computer work stations, personal computers, data storage devices and other computer related peripheral equipment) and other types of equipment. See "The Contracts Generally--Equipment" and "The Contract Pool" herein. In the event the End-User defaults in its obligation to make payments under any Contract, the Servicer will follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment on behalf of the Trust. Any Recoveries from such sale shall constitute Available Amounts. See "The Contracts Generally--Equipment," and "Description of the Notes--Defaulted Contracts" herein.

C.  Collection
    Account................A trust account will  be  established by the Servicer in the name of and aintained by the Indenture Trustee (the "Collection Account") into which all amounts that will be collected in respect of the Contracts will be deposited in accordance with the Sale and
                           Servicing Agreement and the Indenture. See "Description of the Notes--Collection Account" herein.

D.  Vendor
    Agreements.............The Seller  acquired  the  Contracts  included in the
                           Contract Pool by an assignment (each a "Vendor Assignment") from equipment manufacturers, dealers and distributors (each a "Vendor") who originated such Contracts in connection with the acquisition or use by an End-User of a Vendor's Equipment.

                           A substantial portion of the Vendor Assignments (representing approximately ___% of the ADCB of the Contract Pool as of the initial Cutoff Date) will be made pursuant to finance program agreements (each, a "Vendor Program Agreement") with the Vendors pursuant to which the Seller finances transactions relating to the acquisition or use by an End-User of the Vendor's Equipment. The Vendor Assignments, the Vendor Program Agreements or a combination thereof generally provide for various forms of support from Vendors with respect to the Contracts. Such support generally includes representations and warranties by Vendors with respect to the Contracts (and repurchase obligations in case of a breach of such representations and warranties) and remarketing support by the Vendor with respect to the Equipment in the event of an End-User default. The Vendor Assignments and Vendor Program Agreements generally do not provide direct recourse against the Vendor for End-User defaults. See "The Contracts Generally--Vendor Program Agreements" and "--Other Vendor Arrangements" herein.

                           All of the Seller's right, title and interest in the Vendor Assignments and the Vendor Program Agreements (to the extent related to the Contracts included in the Contract Pool) will be conveyed to the Issuer on the Closing Date and in turn will be pledged by the Issuer to the Indenture Trustee under the Indenture.

E. Reserve Fund............A trust  account  has been  established  by the Trust
                           Depositor in the name of, and maintained by, the Indenture Trustee (the "Reserve Fund"). On the Closing Date the Trust Depositor will deposit (or cause to be deposited) $___________ in the Reserve Fund (which is equal to ___% of the ADCB of the Contract Pool as of the initial Cutoff Date) (the "Initial Reserve Fund Deposit"). Pursuant to the Sale and Servicing Agreement, the amount on deposit at any time in the Reserve Fund (the "Reserve Fund Amount") will be required to equal the greater of (a) (i) from the Closing Date until such date as the Initial Reserve Fund Deposit equals or exceeds _____% of the then current ADCB of the Contract Pool, the Initial Reserve Fund Deposit and (ii) from and after such date as the Initial Reserve Fund equals of exceeds ___% of the then current ADCB of the Contract Pool,
                           ___% of the then current ADCB of the Contract Pool and (b) ___% of the ADCB of the Contract Pool as of the initial Cutoff Date. The amount at any time required to be held in the Reserve Fund is referred to herein as the "Required Reserve Fund Amount."

                           Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Noteholders through the date on which the Notes are paid in full. On each Payment Date, the Reserve Fund Amount will be applied as described under "Description of the Notes--Allocations" and "--Reserve Fund" herein to the extent that Available Amounts with respect to any Payment Date are less than the amount necessary to pay interest on the Notes, provided that upon the occurrence of an Event of Default or a Restricting Event, any amounts remaining in the Reserve Fund shall be applied to pay the principal on the Notes. On any Payment Date if, after giving effect to all allocations and distributions on such Payment Date, the Reserve Fund Amount exceeds the Required Reserve Fund Amount, such excess will be distributed to the Seller. Upon any such distributions to the Seller, the Noteholders will have no further rights in, or claims to, such amounts.

                           The Seller may, from time to time after the date of this Prospectus, request each Rating Agency that rated the Notes to approve a formula for determining the Reserve Fund Amount that is different from the formula described above and would result in a decrease in the amount of the Required Reserve Fund Amount or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Seller and the Indenture Trustee to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then current rating of any Class of Notes, then the Reserve Fund Amount will be determined in accordance with such new formula. The Sale and Servicing Agreement and the Indenture, as applicable, will be amended to reflect such new calculation without the consent of any Noteholder.

Terms of the Notes.........The   principal  terms  of   the  Notes  will  be  as
                           described below:

A.  Interest...............Interest on the outstanding  principal  amount of the
                           Notes will accrue on the basis of a year of 360 days consisting of twelve 30 day months from and including the most recent Payment Date on which interest has been paid (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the following Payment Date (each period for which interest accrues on the Notes, an "Accrual Period"). Interest on the Notes will be payable on each Payment Date to the holders of record of the Class A Notes (the "Class A Noteholders"), the holders of record of the Class B Notes (the "Class B Noteholders") and the holders of record of the Class C Notes (the "Class C Noteholders;" together with the Class A Noteholders and the Class B Noteholders, the "Noteholders") as of the related Record Date. See "Description of the Notes--General" and "--Interest" herein.

                           Interest on the Notes is payable on a Payment Date from Available Amounts available on such date (after application of such Available Amounts to repay any outstanding Servicer Advances, and to pay the Servicing Fee and after application of such amounts, in the case of the Class B Notes, to pay interest on the Class A Notes and, in the case of the Class C Notes, to pay interest on the Class A and Class B Notes). Such Available Amounts represent primarily collections of payments due under the Contracts, certain amounts received upon the prepayment or repurchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and proceeds of Servicer Advances, if any, amounts available in the Reserve Fund, if any, as well as earnings on amounts held in the Collection Account and the Reserve Fund. See "Description of the Notes--Allocations" herein.

B.  Principal..............Principal  of the Class  A Notes  will be  payable on each Payment Date in an amount equal to the Class A Principal Payment Amount for such Payment Date, to the extent Available Amounts are available therefor, after payment of unpaid Servicer Advances, the Servicing Fee and interest payments on the Notes. The Class A Principal Payment Amount will be allocated sequentially among the Class A-1, Class A-2 and Class A-3 Notes so that the entire Class A Principal Payment Amount will be allocated, first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, second, to the Class A-2 Notes until the Class A-2 Notes are paid in full and, third, to the Class A-3 Notes until the Class A-3 Notes are paid in full; provided that, should any Event of Default or Restricting Event have occurred and be continuing, the Class A Principal Payment Amount will be allocated among the Class A-1, Class A-2 and Class A-3 Notes on a pro rata basis. See "Description of the Notes--Allocations" herein.

                           Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Principal Payment Amount for such Payment Date, to the extent Available Amounts are available therefor, after payment of unpaid Servicer Advances, the
                           Servicing Fee, interest payments on the Notes, and the payment of the Class A Principal Payment Amount. See "Description of the Notes--Allocations" herein.

                           Principal of the Class C Notes will be payable on each Payment Date in an amount equal to the Class C Principal Payment Amount for such Payment Date, to the extent Available Amounts are available therefor, after payment of unpaid Servicer Advances, the
                           Servicing Fee, interest payments on the Notes, and the payment of the Class A Principal Payment Amount and the Class B Principal Payment Amount. See "Description of the Notes--Allocations" herein.

                           The Class A Principal Payment Amount, the Class B Principal Payment Amount and the Class C Principal Payment Amount for any Payment Date represent the Applicable Percentage for each such Class for such Payment Date times the Aggregate Principal Paydown Amount for such Payment Date. Such principal payment amounts, however, are payable on any Payment Date only to the extent of Available Amounts available therefor. As a result, any deficiency in the payment of such principal payment amounts on any Payment Date that is due to the limited Available Amounts remaining after payment of all amounts payable therefrom having a higher priority will not constitute an Event of Default under the Indenture. To the extent the Notes of any Class remain outstanding on the stated maturity of such Class, failure to pay the Notes of such Class in full on such date will constitute an Event of Default. See "Description of the Notes--Events of Default."

                           The "Aggregate Principal Paydown Amount" means, for any Payment Date, an amount (not less than zero) equal to (a) the ADCB of the Contract Pool as of the beginning of business on the first day of the immediately preceding Collection Period, minus (b) the ADCB of the Contract Pool as of the close of business on the last day of the immediately preceding Collection Period. Such decline in the ADCB of the Contract Pool for such immediately preceding Collection Period may be through payment, prepayment, default and writeoff, determination of ineligibility, substitution or addition of the Contracts or as may otherwise be described herein.

                           The "Applicable Percentage" means, (a) prior to the Cross Over Date, (i) for the Class A Notes, ______%,
                           (ii) for the Class B Notes, ______% and (iii) for the Class C Notes, ______% and (b) after the Cross Over Date, (i) for the Class A Notes, ______%, (ii) for the Class B Notes, ______% and (iii) for the Class C Notes, ______%. The "Cross Over Date" is the Payment Date on which aggregate principal amount of the Notes is equal to ___% or less of the ADCB of the Contract Pool as of the last day of the related Collection Period. As of the Closing Date, the aggregate initial principal amount of the Notes will be equal to approximately ___% of the initial ADCB of the Contract Pool.

                           After the occurrence of an Event of Default, or upon the occurrence and during the continuance of a Restricting Event, principal on the Notes will be allocated among the Class A, Class B and Class C Notes sequentially (i.e., no principal will be paid on the Class B Notes or the Class C Notes until the Class A Notes have been paid in full, and no principal will be paid on the Class C Notes until the Class B Notes have been paid in full); provided that principal allocated in such manner to the Class A Notes will be distributed among the Class A-1, Class A-2 and Class A-3 Notes pro rata. See "Description of the Notes--Allocations" herein.

                              Stated Maturity  Date.......The stated maturity of
                           the Class A-1 Notes is the _______ Payment Date; the stated maturity of the Class A-2 Notes is the __________ Payment Date; the stated maturity of the Class A-3 Notes is the __________ Payment Date; the
                           stated maturity of the Class B Notes is the _________Payment Date; and the stated maturity of the Class C Notes is the ______________ Payment Date. However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes would occur earlier than stated maturity.

C.  Optional
    Redemption.............The Trust  Depositor  may  repurchase  all  remaining
                           Contracts and related assets, and thus effect the early redemption of the Notes on any Payment Date on or after which the ADCB of the Contract Pool is less than 10% of the ADCB of the Contract Pool as of the initial Cutoff Date. The price at which the Trust Depositor will be required to purchase the Contracts in order to exercise such option will be equal to the greater of (i) the ADCB of the Contract Pool and (ii) the amount that when applied pursuant to the Indenture together with all other amounts available thereunder will be sufficient to redeem the Notes at a price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption.

ADCB.......................The  "ADCB"  means,  at  any  time,  the  sum  of the
                           Discounted   Contract   Balances  of  all   Contracts
                           included in the Contract Pool at such time.

                           "Discounted Contract Balance" means with respect to any Contract, (a) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date but not later than the _________ ________ Payment Date, discounted monthly at the Discount Rate and (b) as of any other date of determination, the sum of (i) the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after such date of determination but not later than the _________ ________ Payment Date, discounted monthly at the Discount Rate and (ii) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination that have not then been received by the Servicer; provided that the Discounted Contract Balance of any Defaulted Contract will be equal to zero. The Discounted Contract Balance for each Contract shall be calculated assuming:

                                (a) all payments due in any Collection Period are due on the last day of the Collection Period;

                                (b) payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                                (c) all security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

                           "Discount Rate" means, at any date of determination, a per annum rate equal to the sum of (i) the weighted average of the Class A Interest Rate, Class B Interest Rate and Class C Interest Rate, each weighted by (x) the Initial Class A Note Principal Balance, Initial Class B Note Principal Balance or Initial Class C Note Principal Balance, as applicable and (y) the expected weighted average life of each Class of Notes, as applicable, assuming a CPR of ___% and (ii) the Servicing Fee Percentage.

                           "Scheduled Payments" means, with respect to any Contract, the rent or financing payment (whether principal or principal and interest) scheduled to be made by the related End-User under the terms of such Contract after the related Cutoff Date (provided that Scheduled Payments do not include any Excluded Amounts). Substantially all of the Contracts included in the Contract Pool provide for Scheduled Payments to be made monthly.

Subordination..............The Class A Notes will be senior  in right of payment to the Class B Notes and Class C Notes, and the Class B Notes will be senior in right of payment of the Class C Notes; in each case to the extent described herein. See "Description of the Notes--Allocations."

Servicing; Servicing
Fee; Servicer
Advances...................The  Servicer  will  be  responsible  for  servicing, managing and administering the Contracts and related interests, and enforcing and receiving collections on the Contracts. The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Servicer in its individual capacity.

                           The Servicer will be entitled on each Payment Date to receive (a) a monthly fee (the "Servicing Fee") equal to the product of (i) one-twelfth of ___% (the "Servicing Fee Percentage") and (ii) the ADCB of the Contract Pool as of the beginning of the immediately preceding Collection Period, payable out of Available Amounts. In addition as compensation for acting as Servicer, the Servicer will be entitled to all late charges and certain other fees paid by the End-Users.

                           Under certain limited circumstances, the Servicer may resign or be removed, in which event the Back-up Servicer will be appointed as successor Servicer. See "The Sale and Servicing Agreement Generally --Resignation and Certain Other Matters Regarding the Servicer" and "--Servicer Default" herein.

                           The Servicer will be required to cause amounts collected on the Contracts to be deposited to the Collection Account maintained by the Indenture Trustee no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Equipment. The Servicer will also make advances (each, a "Servicer Advance") for delinquent Scheduled Payments, but only to the extent it determines in its sole discretion that such advances will be recoverable in future periods from Recoveries on the related Contract. Such Servicer Advances are reimbursable from Available Amounts as described herein. See "The Transfer and Sale
                           Agreement and Sale and Servicing Agreement Generally--Collection and Other Servicing Procedures" herein.

Repurchase or
Substitution for
Certain Breaches
Of Representations And
Warranties.................Pursuant  to the  Transfer  and Sale  Agreement,  the
                           Seller will be obligated to accept the reconveyance of a Contract and the interest in the related Equipment from the Indenture Trustee and to deposit the corresponding Transfer Deposit Amount, if the interest of the Issuer or the Noteholders in any of the related Equipment, the related Contract, or the related Contract File is materially adversely affected by a breach of a representation or warranty made by the Seller with respect to such Contract and if such breach has not been cured within ___ days of discovery of such breach. In the alternative, and at the Seller's option, the affected Contract may be replaced with a Substitute Contract of similar characteristics under the standards applicable generally to Substitute Contracts as described herein.

Maturity and
Prepayment
Conditions.................CSAs are generally prepayable by their terms, and the
                           Servicer will be authorized to accept prepayments on Leases in certain circumstances. Each prepayment on a Contract, if such Contract is not replaced by the Issuer's reinvestment in a comparable Additional Contract as described herein, will shorten the weighted average remaining term of the Contracts and the weighted average life of the Notes. Such prepayments of principal will be included in the Available Amounts and will be payable in whole or in part to Noteholders on the Payment Date following the Collection Period in which such prepayment was received, as set forth herein. The rate of prepayments on the Contracts will also be affected under certain circumstances relating to breaches of representations, warranties or covenants with respect to the Contracts, since the Seller will be obligated to repurchase materially adversely affected Contracts from the Contract Pool unless it provides a Substitute Contract for the Contract related to the breached representation or warranty. Additionally, the rate of payments on the Contracts will also be affected by the timing of Recoveries on Defaulted Contracts unless the Servicer provides a Substitute Contract for the Defaulted Contract, which substitution is in the sole and absolute discretion of the Servicer. A higher than anticipated rate of prepayments will reduce the ADCB of the Contracts more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts will be borne entirely by the Noteholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Issuer than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Risk Factors...............See  "Risk  Factors"  for  a  discussion  of  certain material risks that should be considered in connection with an investment in the Notes offered hereby, including certain legal risks.

Federal Income Tax
Considerations.............In the  opinion  of  Brown & Wood  llp,  federal  tax counsel to the Issuer, for federal income tax purposes, the Notes will be characterized as debt, and the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Federal Income Tax Consequences" herein.

ERISA Considerations.......Subject to the  considerations discussed under "ERISA
                           Considerations" herein, the Notes will be eligible for purchase by employee benefit plans. Any benefit plan fiduciary considering purchase of the Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Code. See "ERISA Considerations" herein.

Rating.....................It is  a  condition  to  the  issuance  of the  Notes offered hereunder that the Class A Notes, be rated at least _______, that the Class B Notes be rated at least _____ and that the Class C Notes be rated at least _______ by _____________ and ___________, respectively (collectively, the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. Ratings will not address the likelihood of an early return of invested principal. There can be no assurance that any rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely if, in the judgment of any Rating Agency, circumstances in the future so warrant. See "Rating of the Notes" herein.



                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors before investing in the Notes.

Absence of Public Market; Limited Liquidity

     There is currently no public market for the Notes and there is no assurance that one will develop. The Underwriter expects, but is not obligated, to make a market in the Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Noteholders may not be able to liquidate their investment in the Notes prior to maturity.

Prepayments on the Contracts Affect the Yield of the Notes

     Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Notes cannot be assured. Payments on the Contracts will include Scheduled Payments as well as partial and full prepayments (including any Scheduled Payment (or portion thereof) which the Servicer has received in advance of its scheduled due date and which will be applied on such due date), and any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under any Prepaid Contract, payments upon the liquidation of Defaulted Contracts (net of liquidation expenses), and payments upon repurchases by the Seller through the Trust Depositor as a result of the breach of certain representations and warranties or covenants in the Transfer and Sale Agreement and the Sale and Servicing Agreement (any such voluntary or involuntary prepayment, purchase or termination, a "Prepayment"). The Servicer may permit the End-User under a Contract that is not prepayable by its terms to make an optional prepayment so long as such Prepayment is in an amount which is not less than the Prepayment Amount of the related Contract.

     The rate of early terminations of Contracts due to Prepayments (including Prepayments caused by defaults on Contracts) is influenced by various factors, including technological change, changes in customer requirements, the level of interest rates, the level of casualty losses, and the overall economic environment. Many Prepayments occur at the option or request of customers, whose motivations may not be known to the Servicer. No assurance can be given that Prepayments on the Contracts will conform to any historical experience, and no prediction can be made as to the actual rate of Prepayments which will be experienced on the Contracts. Noteholders will bear all reinvestment risk resulting from the rate of Prepayments on the Contracts.

No Assurances Given as to Changes in the Ratings of the Notes

     A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. In addition, any such rating will not address the possibility of the occurrence of an Event of Default or Restricting Event. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances (i.e., such as the performance of the Contracts or the Servicer) in the future so warrant. In the event that the rating initially assigned to any Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support therefor. For more detailed information regarding the ratings assigned to any Class of the Notes, see "Rating of the Notes" herein.

Subordination of the Class B Notes and the Class C Notes

     To the extent described herein under the heading "Description of the Notes -- Allocations": (i) payments of interest and principal on the Class B Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and (ii) payments of interest and principal on the Class C Notes will be subordinated in priority of payment to interest and principal, respectively, on the Class A Notes and the Class B Notes.

     Delinquencies and defaults on the Contracts could eliminate the protection afforded the Noteholders by the Reserve Fund, and the Class C Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the Class B Noteholders by the subordination of the Class C Notes, and such Class B
Noteholders could also incur losses on their investment as a result. Additionally, delinquencies and defaults on the Contracts could eliminate the protection offered the Class A Noteholders, by the subordination of the Class B Notes and the Class C Notes, and such Class A Noteholders could also incur losses on their investment as a result.

Certain Risks Associated with Geographic Concentrations of Contracts

     The Contracts constituting the initial Contract Pool reflect concentrations of End-Users thereon located in the States of __________, _____ and __________ equal to ____%, ___% and ___%, respectively, of the ADCB of the Contract Pool as of the initial Cutoff Date. No other state accounts for more than 5.00% of the Contract Pool. To the extent adverse events or economic conditions particularly affect any of these states or the related geographic regions, the delinquency and default experience of the Contract Pool could be adversely impacted with corresponding negative implications for the timing and amount of collections on the Contracts and possible delays or insufficiencies in payments due to Noteholders.

Rate at which Equipment Becomes Obsolete Affects Prepayment Rate of the Contracts and the Notes; Reinvestment Risk

     Technological change could affect the Noteholders. For example, to the extent that technological change results in increased prepayment activity, it may increase Prepayments of the Contracts. Such Prepayments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts and such distributions may require the Noteholders to reinvest such Prepayments in a less attractive interest rate environment. See "--Prepayments on the Contracts Affect the Yield of the Notes."

Declines in Market Value of Equipment; Shortfalls with respect to Available Amounts to Pay the Notes

     In the event a Contract becomes a Defaulted Contract, the only source of payment for amounts expected to be paid on such Contract will be the income and proceeds from the disposition of any related Equipment and a deficiency judgment, if any, against the End-User under the Defaulted Contract. Since the market value of the Equipment may decline faster than the Discounted Contract Balance and may be subject to sudden, significant declines in value due to technological advances, the Servicer might not recover the entire amount due on the Contract and might not receive any Recoveries on the Equipment. To the extent such deficiencies deplete the Reserve Fund and subordination with respect to Notes and the collateral securing the Notes, respectively, such deficiencies may create a shortfall with respect to payments on the Notes.

Certain Legal Risks

     Legal Risks Associated With Servicer's Retention of Contract Files. To facilitate servicing and reduce administrative costs, the Contract Files will be retained in the possession of the Servicer and not be deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders. UCC financing statements will be filed reflecting the sale and assignment of the Contracts and related interests described herein by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement, and by the Trust Depositor to the Trust pursuant to the Sale and Servicing Agreement, and the pledge of Trust Assets by the Issuer to the Indenture Trustee pursuant to the Indenture. The Servicer's accounting records and computer files will be marked to reflect such conveyances and pledge. Because the Contract Files will remain in the Servicer's possession, however, if the Servicer, the Indenture Trustee or a third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party in violation of the Sale and Servicing Agreement and the Indenture, there is a risk that such party could acquire an interest in the Contracts that would have priority over that of the Noteholders. In such event, distributions to Noteholders could be adversely affected. See "Certain Legal Aspects of the Contracts--Transfer of Contracts" herein.

     Legal Risks Associated With Transfers of Interests in Equipment. In connection with the conveyance of the Contracts to the Trust, the Seller's right, title and interest in the related Equipment will be assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement, and by the Trust Depositor to the Trust pursuant to the Sale and Servicing Agreement, and pledged by the Trust to the Indenture Trustee pursuant to the Indenture. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to Equipment relating to the Contracts. Due, however, to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts (including the security interest in the related Equipment granted pursuant to such Contract) or perfection of the Indenture Trustee's interest in such Contracts, it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate or impede the Trust's (and the Indenture Trustee's) enforcement, as assignee, of the Seller's right, title and interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to Defaulted Contracts. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee. See "Certain Legal Aspects of the Contracts--Transfers of Interests in Equipment" herein.

     Risk of Ineffective Sale in Vendor Bankruptcy. The Seller initially acquired the Contracts from Vendors. If the acquisition of a Contract by the Seller is treated as a sale of such Contract from the applicable Vendor to the Seller, such Contract generally would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, if an unpaid creditor of such Vendor or a representative of such creditor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in- possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Issuer could occur and, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of Contracts to the Seller is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and hence the Trust Depositor's, the Issuer's and the Indenture Trustee's) interest in the Contracts. In addition, to the extent a Vendor has agreed under the related Vendor Assignment or Vendor Program Agreement to perform certain obligations in connection with its sale of Contracts to the Seller, application of federal and state bankruptcy and insolvency laws in the event of the bankruptcy of such Vendor could affect the interests of the Noteholders in the related Contracts if such laws result in any obligations being written off as uncollectible or result in delay in payments due in respect of such obligations. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy."

     Risk of Ineffective Sale in Bankruptcy of Mitsui Vendor Leasing. In the Transfer and Sale Agreement, the Seller will warrant that the conveyance of the Contracts to the Trust Depositor thereunder is a valid sale and transfer of such Contracts to the Trust Depositor. Also pursuant to the Transfer and Sale Agreement, the Seller and the Trust Depositor will covenant that they will each treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Seller will agree to take all actions that are required under applicable law to perfect the Issuer's ownership interest in the Contracts. See "Certain Legal Aspects of the Contracts--Transfer of Contracts."

     If, however, the transfer of the Contracts to the Trust Depositor were treated as a pledge of the Contracts to secure a borrowing by the Seller, the distribution of proceeds of the Contracts to the Issuer (and hence the Noteholders) might be subject to the automatic stay provisions of the United States Bankruptcy Code (Title 11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code") in the event of a bankruptcy proceeding with respect to the Seller, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Seller, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Seller were to file for reorganization under Chapter 11 of the Bankruptcy Code.

     Risk of Rejection of "True Leases." A bankruptcy trustee or debtor in possession under the Bankruptcy Code has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a "true lease" (and not a financing) under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

     Certain Contracts may be "true leases" under applicable law and thus subject to rejection by the lessor under the Bankruptcy Code. Any such Contract which is a "true lease" under applicable law and which is originated by a Vendor and transferred to the Seller in a transaction whereby such Vendor continues to be the "lessor" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such Contract), will be subject to rejection by such Vendor, as debtor-in-possession, or by such Vendor's bankruptcy trustee. Upon any such rejection, Scheduled Payments under such rejected Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts, and security interests in the Equipment related thereto, are insufficient to cover the losses.

     The Seller will represent as of the initial Cutoff Date that, in the Seller's reasonable judgment, the Discounted Contract Balance of the Contracts in the Contract Pool that are "true leases" under applicable law does not exceed __% of the ADCB of the Contract Pool as of such date.

     Risks Associated with Insolvency of the Trust Depositor or the Trust. Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature and scope of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving the Seller would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.

     Certain States May Limit the Enforceability of Certain Lease Provisions. Certain states have adopted a version of Article 2A of the UCC ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases in which the lessee is a "merchant lessee." However, in the Transfer and Sale Agreement, the Seller will represent that (i) no Contract is a "consumer lease" as defined in
Section 2A-103(1)(e) of the UCC; and (ii) to the best of the Seller's knowledge, each End-User has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses (which clauses unconditionally obligate the lessee to make all Scheduled Payments, without setoff) and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary from the provisions of the law.

     Risk of State  Taxes.  Because  there may be "true  leases" in the Contract
Pool, a risk exists that certain states may attempt to impose taxes on the Issuer, thereby reducing the Available Amounts to make payments on the Notes.

Risks Associated With Limited Assets of the Issuer -- No Recourse to Mitsui Vendor Leasing or its Affiliates

     Neither the Seller nor any of its affiliates is generally obligated to make any payments in respect of the Notes or the Contracts. However, in connection with the sale of Contracts by the Seller to the Trust Depositor, and the concurrent conveyance of such Contracts by the Trust Depositor to the Trust, the Seller will make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Seller may be required to repurchase Contracts from the Trust Depositor (and the Trust
Depositor concurrently from the Trust) with respect to which such representations and warranties have been breached. See "The Transfer and Sale Agreement and the Sale and Servicing Agreement Generally--Representations and Warranties" herein. Because the Trust is a limited purpose trust with no assets other than the Trust Assets, the Noteholders must rely solely upon the Contracts, the Equipment and related security described herein as well as amounts in the Reserve Fund, to the extent available, for payment of principal and interest on the Notes. If payments made or realized from the Contracts and the disposition proceeds of the Equipment are insufficient to make payments on the Notes (and after all amounts in the Reserve Fund are used), no other assets will be available for the payment of the deficiency.

Book-Entry Registration -- Noteholders Limited to Exercising Their Rights Through DTC, Euroclear or CEDEL

     The Notes offered hereby initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "Description of the Notes--Book-Entry Registration."


                                 USE OF PROCEEDS

     The proceeds from the sale of the Notes, after paying the expenses of the Issuer and the Trust Depositor, will be paid to Trust Depositor and in turn the Seller in consideration of the transfer to the Trust of the Contracts and related rights.

                                    THE TRUST

     The Notes offered hereby will be issued by the Trust which has been established by the Trust Depositor pursuant to the Trust Agreement. The Contract Pool will be formed and transferred to the Trust pursuant to the Sale and Servicing Agreement and pledged to the Indenture Trustee pursuant to the Indenture.

     The Trust was organized as a business trust formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. The Trust will not engage in any business activity other than (a) acquiring, managing and holding the Contracts and related interests described herein, (b) issuing the Notes, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As a consequence, the Trust is not expected to have any source of capital resources other than the Trust Assets. As of the date of this Prospectus, neither the Trust Depositor nor the Trust is subject to any legal proceedings.

                                THE CONTRACT POOL

The Contracts

     The Contracts will be purchased by the Trust Depositor from the Seller on the Closing Date (and as of the initial Cutoff Date) under a transfer and sale agreement dated as of __________, 1998 (the "Transfer and Sale Agreement") between the Trust Depositor and the Seller, as well as any Additional Contracts and Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Contracts will in turn be purchased by the Trust from the Trust Depositor on the Closing Date (and as of the initial Cutoff Date) under a sale and servicing agreement dated as of ______________, 1998 (the "Sale and Servicing Agreement") among the Trust, the Trust Depositor, the Seller, the Servicer, the Back-up Servicer and the Indenture Trustee, as well as any Additional Contracts and Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Contracts have been and will be selected by the Seller from its portfolio of Contracts based on the criteria specified in the Transfer and Sale Agreement. See "The Transfer and Sale Agreement Generally--Representations and Warranties" and "--Concentration Amounts" herein which specifically describe the criteria for eligibility in the Contract Pool. The Seller will make certain representations and warranties concerning the Contracts, including that all of the Contracts are commercial, rather than consumer, leases or financing arrangements, and that no adverse selection process was employed in the selection of Contracts for sale under the Transfer and Sale Agreement.

     For further information regarding the Contracts, see "The Contracts Generally" herein and "The Contract Pool--Other Pool Data" below.

Other Pool Data

     The statistical information concerning the Contracts set forth below is based upon information as of the opening of business on the Cutoff Date and the Statistical Discount Rate. Certain Contracts included in the Contract Pool as of the initial Cutoff Date may be determined not to meet the eligibility requirements for the final Contract Pool, and may not be included in the final Contract Pool. While the statistical distribution of the characteristics as of the Closing Date for the final Contract Pool and calculated at the actual Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the initial Cutoff Date and calculated at the Statistical Discount Rate as presented in this Prospectus, such variance will not be material. The percentages and balances set forth in each of the following tables may not sum to the indicated totals due to rounding.

     Contracts representing approximately _____% of the ADCB of the Contract Pool as of the initial Cutoff Date provide for payments by the End-User thereunder on a basis other than monthly payments. The composition and distribution of the Contracts by remaining term, original term, Discounted Contract Balance, End-User industry, geographic distribution, type of equipment and type of Contract are set forth in the following tables and are reported as of the initial Cutoff Date. Classification by End-User industry and type of equipment are based on Mitsui Vendor Leasing's customary procedures for determining such classifications. The largest End-User industry concentration, which represents an ADCB of $__________ or ____% of the ADCB of the Contract Pool as of the initial Cutoff Date, relates to the industrial equipment industry. See "Risk Factors--Certain Risks Associated with Geographic or Industry Concentrations of Contracts" herein, and "The Contract Pool--Delinquency and Loss Information" below.

                        COMPOSITION OF THE CONTRACT POOL

                        ADCB                                        $___________

                Number of Contracts                                  ___________

       Weighted Average Original Term (Range)                        ___________
                    (in months)

          Weighted Average Remaining Term                            ___________
                 (Range)(in months)

        Average Discounted Contract Balance                         $___________

                   DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE

                         Percentage of Number
   Number of Contacts       of Contracts        ADCD       Percentage of ADCD
   ------------------       ------------        ----       ------------------
        CSAs                             %     $                          %

        Leases                           %     $                          %

        Total                            %     $                          %




        DISTRIBUTION OF CONTRACTS BY STATE IN WHICH END-USERS ARE LOCATED

                                                           Percentage of
                                     Number of               Number of             Discounted               Percentage
          State                      Contracts               Contracts          Contract Balance             of ADCB
          -----                      ---------             -------------        ----------------            ----------
         Alabama                                                     %             $                                %
         Alaska                                                      %             $                                %
         Arizona                                                     %             $                                %
        Arkansas                                                     %             $                                %
       California                                                    %             $                                %
        Colorado                                                     %             $                                %
       Connecticut                                                   %             $                                %
        Delaware                                                     %             $                                %
  District of Columbia                                               %             $                                %
         Florida                                                     %             $                                %
         Georgia                                                     %             $                                %
         Hawaii                                                      %             $                                %
          Idaho                                                      %             $                                %
        Illinois                                                     %             $                                %
         Indiana                                                     %             $                                %
          Iowa                                                       %             $                                %
         Kansas                                                      %             $                                %
        Kentucky                                                     %             $                                %
        Louisiana                                                    %             $                                %
          Maine                                                      %             $                                %
        Maryland                                                     %             $                                %
      Massachusetts                                                  %             $                                %
        Michigan                                                     %             $                                %
        Minnesota                                                    %             $                                %
       Mississippi                                                   %             $                                %
        Missouri                                                     %             $                                %
         Montana                                                     %             $                                %
        Nebraska                                                     %             $                                %
         Nevada                                                      %             $                                %
      New Hampshire                                                  %             $                                %
       New Jersey                                                    %             $                                %
       New Mexico                                                    %             $                                %
        New York                                                     %             $                                %
     North Carolina                                                  %             $                                %
      North Dakota                                                   %             $                                %
          Ohio                                                       %             $                                %
        Oklahoma                                                     %             $                                %
         Oregon                                                      %             $                                %
      Pennsylvania                                                   %             $                                %
      Rhode Island                                                   %             $                                %
     South Carolina                                                  %             $                                %
      South Dakota                                                   %             $                                %
        Tennessee                                                    %             $                                %
          Texas                                                      %             $                                %
          Utah                                                       %             $                                %
         Vermont                                                     %             $                                %
        Virginia                                                     %             $                                %
       Washington                                                    %             $                                %
      West Virginia                                                  %             $                                %
        Wisconsin                                                    %             $                                %
         Wyoming                                                     %             $                                %
          Total                                                      %             $                                %
                                                                 _____             _________                     ____



                  DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE

                                                         Percentage of
                                    Number of              Number of             Discounted             Percentage of
       Equipment Type               Contracts              Contract           Contract Balance               ADCB
       --------------               ---------            -------------        ----------------          -------------

      Machining Centers                                            %             $                                 %

    Miscellaneous Machine                                          %             $                                 %
            Tools

       Photo Finishing                                             %             $                                 %

     Medical Diagnostic                                            %             $                                 %
         Ultrasound

           Lathes                                                  %             $                                 %

    Miscellaneous Medical                                          %             $                                 %
         Diagnostic

     Metal Working Tools                                           %             $                                 %
     (Cutting Machinery)

           Milling                                                 %             $                                 %

      Battery Chargers                                             %             $                                 %

            Other                                                  %             $                                 %
                                    ________             ___________          _______
            Total                                                  %             $                                 %






                 DISTRIBUTION OF CONTRACTS BY CONTRACT BALANCE

                                                                Percentage of
     Discounted Contract                 Number of                Number of              Discounted             Percentage of
           Balance                       Contracts                Contracts           Contract Balance               ADCB
     -------------------                 ---------              -------------         ----------------          -------------

        $ 0 - $25,000                                                     %                        $                       %

      $25,001 - $50,000                                                   %                        $                       %

      $50,001 - $75,000                                                   %                        $                       %

     $75,001 - $100,000                                                   %                        $                       %

     $100,001 - $150,000                                                  %                        $                       %

     $150,001 - $200,000                                                  %                        $                       %

     $200,001 - $250,000                                                  %                        $                       %

     $250,001 - $300,000                                                  %                        $                       %

     $300,001 - $350,000                                                  %                        $                       %

     $350,001 - $400,000                                                  %                        $                       %

    greater than $400,000                _____________                    %                        $                       %
                                                                          -                        -                       -

            TOTAL                                                         %                        $                       %





                          DISTRIBUTION OF CONTRACTS BY
                      REMAINING MONTHS TO STATED MATURITY

                                                           Percentage of
        Remaining Term              Number of                Number of              Discounted              Percentage of
          (Months)                  Contracts                Contracts           Contract Balance                ADCB
        --------------              ---------              -------------         ----------------           -------------

             0-6                                                     %                        $                       %

            7-12                                                     %                        $                       %

            13-24                                                    %                        $                       %

            25-36                                                    %                        $                       %

            37-48                                                    %                        $                       %

            49-60                                                    %                        $                       %

            61-72                                                    %                        $                       %

            73-84                                                    %                        $                       %
                                    _____________                    _                        _                       _

            Total                                                    %                        $                       %

                          DISTRIBUTION OF CONTRACTS BY
                             ORIGINAL CONTRACT TERM

                                                             Percentage of
        Original Term                 Number of                Number of              Discounted             Percentage of
          (Months)                    Contracts                Contracts           Contract Balance              ADCB
        -------------                 ---------              -------------         ----------------          -------------
                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %

                                                                       %                 $                             %
                                                                       _                 _                             _
            Total                                                      %                 $                             %





                        Delinquency and Loss Information

     Set forth below is certain information regarding the delinquency and loss experience of Mitsui Vendor Leasing with respect to its portfolio of financing agreements (including Contracts and other financing agreements that it previously sold but continues to service) for users of a variety of machine tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), photo-finishing equipment, plastic injection molding equipment, textile equipment (such as knitting machines and textile manufacturing machines), computer equipment (such as inventory control and tracking computer equipment, computer work stations, personal computers, data storage devices and other computer related peripheral equipment) and other types of equipment. The information set forth below includes delinquency and loss experience of Mitsui Vendor Leasing with respect to financing agreements which are included in Mitsui Vendor Leasing's portfolio including Contracts serviced by Vendors and the Contracts included in the Contract Pool. There can be no assurance that the levels of delinquency and loss experience on the Contracts will be comparable to that set forth below. Of the Contracts included in the Contracts Pool, approximately __ of such Contracts (representing approximately __ of the ADCB of the Contract Pool as of the initial Cut-off Date) are being serviced by the related Vendors. Due to the acquisition of Contract portfolios from various Vendors and the development of additional finance programs with various Vendors, the data set forth is not necessarily comparable on a year-to-year basis.


                  Mitsui Vendor Leasing (U.S.A.) Inc. Portfolio
                        Delinquency Experience(1) (2) (3)
                                       At
                  -----------------------------------------------------------------------------------------------
                              [Three Months
                                  Ended             Twelve Months Ended      Twelve Months Ended      Twelve Months Ended
                             March 31, 1998]         December 31, 1997        December 31, 1996        December 31, 1995
                             ---------------        -------------------      -------------------      -------------------

Net Investment in
Contracts

31-60 days

61-90 days

91-120 days

Total (% of Net
Investment in Contracts)

---------------------
(1) Net Investment equals the sum of the aggregate amount of all payments required to be made under the terms of the contracts plus the booked residual value, if any, plus the unamortized initial direct costs, less the unearned income.

(2) Mitsui Vendor Leasing classifies contracts as delinquent at the time a payment (or a portion thereof) remains unpaid 31 days or more following the date on which such payment is due. The amount classified as delinquent is the present value of all remaining scheduled payments discounted at the applicable contract rate and any past due amounts relating to such financing agreements. Delinquent contracts are written-off in their entirety when a determination is made that the contract is uncollectible. See "Mitsui Vendor Leasing (U.S.A.) Inc.--Write-Off Policy" herein.

(3)      The percentages in any column may not total 100% due to rounding.







                  Mitsui Vendor Leasing (U.S.A.) Inc. Portfolio
                               Loss Experience(1)
                                       At
                 -----------------------------------------------------------------------------------------
                            [Three Months
                                Ended           Twelve Months Ended    Twelve Months Ended     Twelve Months Ended
                            March 31, 1998]      December 31, 1997      December 31, 1996       December 31, 1995
                            ---------------     -------------------    -------------------     -------------------

Net Investment in
Contracts

Gross Losses

Recoveries

Net Losses

Net Losses as a
Percentage of Average
Net Investment in
Contracts(3)                                    (2)

---------------------
(1) Net Investment equals the sum of the aggregate amount of all payments required to be made under the terms of the contracts plus the booked residual value, if any, plus the unamortized initial direct costs, less the unearned income.
(2)      Annualized.
(3) Average Net Investment is the average of the Net Investment at the end of each period indicated.

THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY OR LOSS EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE. SEE "RISK FACTORS" AND "CERTAIN LEGAL ASPECTS OF THE CONTRACTS."



                             THE CONTRACTS GENERALLY

     The Issuer will be entitled to all collections in respect of the Contracts in the Contract Pool, except for (i) collections attributable to any taxes, fees or other charges imposed by any governmental authority, (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Seller due on or after the applicable Cutoff Date for such Contracts, (iii) all late charges and certain other fees paid under the Contracts by the End-Users, (iv) collections (other than amounts paid by the Seller or Servicer) in respect of Ineligible Contracts, Warranty Contracts, Defaulted Contracts, Prepaid Contracts and Adjusted Contracts which have been conveyed to the Seller or the Servicer as described herein (amounts described in clauses (i) through (iv), "Excluded Amounts") and (v) collections relating to payments which were scheduled to be made by the End-Users on the Contracts pursuant to the terms of such Contracts prior to the related Cutoff Date.

Contracts

     Substantially all of the Contracts to be included in the Contract Pool are either leases ("Leases") or conditional sale agreements ("CSAs"). There is no limit on the number of Contracts in the Contract Pool which may consist of any of the foregoing types, although each Contract included in the Contract Pool is required to be an "Eligible Contract" as of the applicable Cutoff Date.

     Contracts Generally. The initial terms of the Contracts in the Contract Pool generally range from one to seven years. Each Contract in the Contract Pool is originated in the ordinary course of business by the related Vendor on its standard, pre-printed forms and is assigned to the Seller pursuant to the related Vendor Program Agreements or, in the case of one Vendor, is assigned to the Seller as described below under "--Other Vendor Arrangements." The Contract forms set forth the description of the Equipment and the amount and number of rental or installment payments the End-User is unconditionally obligated to pay; provided that certain of the Contracts in the Contract Pool allow the End-User to terminate the Contract prior to its stated maturity under a formula which provides a return in excess of the rate of return that would be earned from receipt of the Scheduled Payments due under such Contract. Generally, each Scheduled Payment is due in arrears on a monthly basis from the End-User and represents the amortization, on a level basis, of the total amount that an End-User is required to pay throughout the term of a Contract.

     While the terms and conditions of the Contracts do not generally permit modification or termination by the End-User, such modification or termination may be permitted with the consent of the Servicer. It is expected that the Servicer will be allowed to consider and accommodate these modifications and terminations with respect to Contracts included in the Contract Pool pursuant to the authority delegated to it in the Sale and Servicing Agreement, subject to certain conditions and covenants of the Servicer.

     Contracts generally include the End-User's undertaking, at its expense, or agreement to: (i) maintain the Equipment in accordance with manufacturer specifications; (ii) keep the Equipment free and clear of liens and encumbrances; (iii) pay all taxes related to the Contract payments and the Equipment; (iv) not modify the Equipment if that would change its originally intended use; (v) not dispose of the Equipment or assign the Contract; (vi) waive any rights to assert defects in the Equipment as a basis for setoff, counterclaim or nonperformance under the Contract; (vii) indemnify against liabilities arising from the use, possession or ownership of the Equipment; and
(viii) insure the Equipment against casualty loss and from liability claims in amounts customary to the End-User's business. The Contracts provide specifically identifiable events of default and remedies therefor. In most cases, the Seller (or its assignees) is authorized to perform the End-User's obligations under the Contract at the End-User's expense, if it so elects, in cases where the End-User has failed to perform.

The Leases to be included in the Contract Pool are substantially all "net leases" under which the End-User assumes responsibility for the Equipment as described in the preceding paragraph. Substantially all of the Leases are leases intended for security as defined in Section 1-201(37) of the UCC. Under leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such Leases depend on the terms of the related individual lease agreement, but generally such terms provide for the purchase of the Equipment at a prestated price, which may be nominal. It is not expected that any Leases will be included in the Contract Pool that are "true leases" (that is, whereby the lessor bears the risk of ownership (although the risk of loss of the Equipment is passed to the End-User under the Leases) and takes any tax benefits associated with the ownership of depreciable property under applicable law and no title is conferred upon the lessee).

Equipment

     The Contracts cover a variety of new and used equipment relating primarily to machine tools (such as machining centers, lathes, milling machines and cutting machinery), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), photo-finishing equipment, plastic injection molding equipment, textile equipment (such as knitting machines and textile manufacturing machines), computer equipment (such as inventory control and tracking computer equipment, computer work stations, personal computers, data storage devices and other computer related peripheral equipment) and other types of equipment (collectively, the "Equipment"). All of the interests of the Seller in the Equipment (which consists or will consist of either title to the Equipment or a security interest in the Equipment) will be transferred to the Trust Depositor and in turn to the Issuer and then pledged by the Issuer to the Indenture Trustee under the Indenture as collateral security for the Issuer's obligations in respect of the Notes.

Vendor Program Agreements

     A  substantial  portion of the  Contracts  included  in the  Contract  Pool
(representing approximately __% of the ADCB of the Contract Pool as of the initial Cutoff Date) consist of Contracts originated by Vendors and assigned to the Seller pursuant to the Vendor Program Agreements. The Vendor Program Agreements are agreements between the Seller and equipment manufacturers, dealers and distributors ("Vendors") which provide the Seller with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment. The Vendor Program Agreements provide the Seller with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financing marketed directly to End-Users. Many of the Vendor Program Agreements provide various forms of support from the Vendor to the Seller, including representations and warranties by the Vendor in respect of the Contracts and related Equipment, credit support with respect to defaults by End-Users and Equipment repurchase and remarketing arrangements upon early termination of Contracts upon a default by the End-User. Some of the Vendor Program Agreements are exclusive and provide that the Seller will finance all of the Vendor's equipment sales (other than equipment sales financed independently by End-Users). Other Vendor Program Agreements are non-exclusive and permit the Vendor to finance its Equipment sales through other entities.

     Each Vendor Program Agreement generally includes the following provisions, among others:

                  1. Vendor representations, warranties and covenants regarding each Contract assigned to the Seller, including among other things that: the obligations of the End-User under the assigned Contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Seller holds the sole original of the Contract and has either title to or a first priority perfected security interest in the Equipment; the Equipment has been irrevocably accepted by the End-User and will perform as warranted to the End-User; and the assigned Contract was duly authorized and signed by the End-User.

                  2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned Contract, usually require the Vendor to repurchase the affected Contract for the Seller's investment balance in the Contract plus costs incurred by the Seller in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula).

                  3. In the case of Equipment, remarketing support from the Vendor in the event of an End- User default and subsequent repossession or return of the Equipment under the Contract (to assist the Seller in realizing proceeds from the Equipment assigned as collateral security to support the obligations of the End-User under the Contract).

                  4. The right of the Seller to further assign its interests in assigned Contracts, all payments thereunder and any related interest in Equipment.

     In addition to the foregoing, a Vendor Program Agreement may include recourse against the Vendor with respect to End-User defaults under certain identified Contracts, (i) by specifying that the assignment of the Contract from the Vendor to the Seller is with full recourse against the Vendor for such End-User defaults, (ii) by specifying that the Vendor will absorb a limited fixed dollar or percentage amount of "first losses" on the Contract, (iii) by inclusion of the Contract in an "ultimate net loss pool" ("UNL Pool") created under the Vendor Program Agreement or (iv) by providing for Vendor repurchase of the Contract or Vendor indemnification payments for breaches of certain representations and warranties made by the Vendor with respect to such Contract. In the event of an End- User default under a Contract which was assigned by the Vendor to the Seller subject to a UNL Pool, the Seller may draw against the UNL Pool up to the amount of the Seller's remaining unpaid investment balance in the defaulted Contract, but not in excess of the UNL Pool balance then available. Drawings may also be made against a UNL Pool with respect to Contracts that are not included in the Contract Pool and, accordingly, there can be no assurance that the UNL Pool will be available in the event of an End-User default under a Contract included in the Contract Pool.

Other Vendor Arrangements

     Some Contracts (representing approximately __% of the ADCB of the Contract Pool as of the initial Cutoff Date) have been originated by Vendors and assigned to the Seller without a Vendor Program Agreement in place. Like assignments of Contracts under Vendor Program Agreements, these Contracts are typically assigned by a Vendor Assignment from the Vendor. These Vendor Assignments will also generally contain many, if not all, of the representations, warranties and covenants typically contained in Vendor Program Agreements, as well as, in most cases, a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants and Vendor remarketing support in the event of an End-User default. These assignments may or may not provide recourse against the Vendor for End-User defaults.

Contract Files

     The Seller will indicate in the appropriate computer files relating to the Transferred Contracts that such Contracts have been transferred to the Issuer and pledged by the Issuer to the Indenture Trustee under the Indenture as collateral security for the Issuer's obligations in respect of the Notes. the Seller will also deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts which are included in the Contract Pool, identified by account number and by the Discounted Contract Balance as of the Cutoff Date.

Collections on Contracts

     All collections received with respect to the Contracts will be allocated as described herein. See "Description of the Notes--Allocations." Prepayments will be given effect as of the last day of the Collection Period in which they are received and Scheduled Payments of principal made in advance of their due date will be given effect on their due date.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Notes, the aggregate amount of interest payments on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Contracts. The payments on such Contracts may be in the form of Scheduled Payments,
Prepayments, made at the option or request of the related End-User or liquidations due to default, casualty and other events, the likelihood of which cannot be predicted. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of factors, including general economic conditions. The rate of principal payments with respect to any Class may also be affected by any repurchase by the Seller or the Servicer pursuant to the Transfer and Sale Agreement or Sale and Servicing Agreement, as applicable, of Ineligible Contracts, Warranty Contracts and Defaulted Contracts. In the event of a repurchase, the repurchase price will decrease the ADCB of the Contracts, leading to a principal repayment and causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments on the Contracts Affect the Yield of the Notes."

     In the event a Contract becomes a Defaulted Contract, an Adjusted Contract or a Warranty Contract, the Seller or the Servicer, as applicable, will have the option to substitute for the affected Contract another of similar characteristics (a "Substitute Contract"), subject to an overall limitation, in respect of Defaulted Contracts or Adjusted Contracts only, of an aggregate amount not to exceed 10% of the ADCB of the Contract Pool as of the initial Cutoff Date. In addition, the Servicer may at its option, under the terms of the Sale and Servicing Agreement, permit or agree to the early termination or full prepayment of any Contract in certain circumstances, and on the terms and subject to the conditions more fully specified in the Sale and Servicing Agreement (any such Contract for which there is an early termination or full prepayment, a "Prepaid Contract"). Such circumstances may include, without limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an equipment upgrade. With respect to any Prepaid Contract the Servicer may at its option either (x) include such prepayment in full in the Available Amount for the related Payment Date or (y) reinvest the prepayment proceeds of such Prepaid Contract in one or more new Contracts having similar characteristics to such Prepaid Contract (each, an "Additional Contract"). The Additional Contracts and the Substitute Contracts will have a Discounted Contract Balance equal to or greater than that of the Contracts being replaced and the monthly payments on the Additional Contracts and Substitute Contracts will be at least equal to those of the replaced Contracts through the term of such replaced Contracts and shall provide for a last Scheduled Payment which is not in excess of the Contract substituted for, unless the Servicer discounts the Substitute Contract's cash flows up to and including such last Scheduled Payment.

     The yield to maturity to the holders of the Notes will also be effected by the exercise of the Trust Depositor of its right of optional redemption of the Notes if the ADCB of the Contract Pool at such time is less than 10% of the ADCB of the Contract Pool as of the initial Cutoff Date. See "Description of the Notes--Optional Redemption" herein.

     The following chart sets forth the percentage of the Initial Principal Amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the C Notes which would be outstanding on the Payment Dates set forth below assuming a conditional payment rate (a "Conditional Payment Rate" or "CPR") of ____%, ____%, ____% and ____%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. The CPR measures prepayments based on the outstanding Discounted Contract Balances of the Contracts, after the payment of all Scheduled Payments on the Contracts during such Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Contract payments as of the initial Cutoff Date, assume that the Trust Depositor exercises its option to cause a redemption of the Notes when the ADCB of the Contract Pool at such time is less than 10% of the ADCB of the Contract Pool as of the initial Cutoff Date, assumes the Closing Date is ________ __, 1998 and is based upon the Discount Rate.



                               PERCENTAGE OF THE
                       INITIAL CLASS A PRINCIPAL AMOUNT,
                       INITIAL CLASS B PRINCIPAL AMOUNT,
                      AND INITIAL CLASS C PRINCIPAL AMOUNT
                     AT THE RESPECTIVE CPR SET FORTH BELOW

                                  % CPR                                       % CPR
                             ----------                                 ------------

  Distribution     Class     Class   Class   Class   Class        Class   Class    Class    Class   Class
       Date          A-1      A-2     A-3      B       C           A-1     A-2      A-3       B       C

   Closing Date



                                  % CPR                                        % CPR
                             ----------                                 ------------

   Distribution    Class     Class   Class   Class   Class        Class   Class    Class     Class  Class
       Date         A-1       A-2     A-3      B       C           A-1     A-2      A-3        B      C

   Closing Date




Weighted Average Life (Years)

     If the Trust Depositor does not exercise its option to cause a redemption of the Notes when the ADCB of the Contract Pool at such time is less than 10% of the ADCB of the Contract Pool as of the initial Cutoff Date, the average life of the Class A-1 Notes would be ____ years, ____ years, ____ years and ____ years, the average life of the Class A-2 Notes would be ____ years, ____ years, ____ years and ____ years, the average life of the Class A-3 Notes would be ____ years, ____ years, ____ years and ____ years, the average life of the Class B Notes would be ____ years, ____ years, ____ years and ____ years, and the average life of the Class C Notes would be ____ years, ____ years, ____ years and ____ years for the ____% CPR, ____% CPR, ____% CPR and ____% CPR scenarios, respectively.

     The weighted average life of a Class A-1 Note, a Class A-2 Note, a Class A-3 Note, a Class B Note or a Class C Note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding Principal Amount of the Class A-1 Notes, outstanding Principal Amount of the Class A-2 Notes, outstanding Principal Amount of the Class A-3 Notes, outstanding Principal Amount of the Class B Notes or outstanding Principal Amount of the Class C Notes, as the case may be, on any given Payment Date by the number of months from the Closing Date to such Payment Date on which each such principal payment is made, (b) adding the results and (c) dividing the sum by the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class A-3 Principal Amount, Initial Class B Principal Amount or Initial Class C Principal Amount, as the case may be.



                       MITSUI VENDOR LEASING (U.S.A.) INC.

     Mitsui Vendor Leasing (U.S.A.) Inc. ("Mitsui Vendor Leasing," and in its capacity as the seller pursuant to the Transfer and Sale Agreement and as servicer pursuant to the Sale and Servicing Agreement, the "Seller" and the "Servicer," respectively) is a full service vendor leasing company which originates and manages asset-based financing. Mitsui Vendor Leasing acquires equipment leases and conditional sales contracts through various vendor programs covering primarily machine tool equipment, medical diagnostic equipment, photo-finishing equipment, plastic injection molding equipment, textile equipment and computer equipment.

     Mitsui Vendor Leasing, formerly known as Vendor Financial Services Corporation, was incorporated in December 1992 in the State of Delaware. In October 1993 it was acquired by Mitsui Vendor Leasing (which acquired 95.1% of its voting capital stock) and The Sakura Bank Limited (which acquired 4.9% of its voting capital stock). As of the date of this Prospectus, these shareholders continue to hold these respective percentages of Mitsui Vendor Leasing's voting capital stock.

     Mitsui Vendor Leasing's strategy has been to specialize in providing vendors with fully functional captive finance capabilities. In filling this need of vendors, Mitsui Vendor Leasing promotes a long-term, tightly coupled strategic alliance with its vendor customers and becomes integrated into the sales and administrative processes of these vendors.

     Mitsui Vendor Leasing's principal executive offices are located at 6363 Greenwich Drive, Suite 100, San Diego, California 92122.

Credit Underwriting Process

     Mitsui Vendor Leasing's Risk Policy Manual provides the compliance standards to be followed by all Mitsui Vendor Leasing credit analysts relating to investment and risk management, credit underwriting and due diligence standards. The primary factors involved in the extension of credit are (in order of importance) (1) the credit strength of the underlying user of the Equipment (each, an "End-User") , (2) the value of the equipment to be financed including Vendor equipment remarketing support and (3) Vendor recourse.

     A credit analyst must underwrite all credit requests. Each credit analyst has an assigned approval authority based on experience and seniority (reflecting an understanding of Mitsui Vendor Leasing's business), including credit approval limits, applicable single transaction size and individual End-User exposure. Personnel at Mitsui Vendor Leasing's offices have credit approval authority up to $2,000,000.

     Credit review procedures require the preparation of a credit application setting out the structure and purpose of the transaction, the background and business of the proposed End-User and the reasons for recommending approval. Credit scoring is not used. In general, transactions in excess of $75,000 require financial statement disclosure consisting of at least the three most recent fiscal year-end financial statements and interim financial statements. Additionally, information from credit reporting agencies, bank and other credit references, trade references, and other information may be evaluated.
Transactions involving small, privately held companies exhibiting limited financial resources require financial disclosure by their principals. An approval may contain restrictive conditions including a reduced financing term, related party guarantees or down payments.

     In initially establishing a Vendor Program Agreement or other form of financing arrangement with a Vendor, Mitsui Vendor Leasing completes a formal underwriting review of such Vendor to ensure that the Vendor can perform the financial and other obligations contained in any Vendor Program Agreement. This review encompasses financial information analysis, equipment evaluation, a review of the quality of the End-User customer base and of relevant industry data. Vendors are generally required to be established in their field and must market industry-accepted equipment or other products. The Vendor must have sufficient financial resources to support the financing relationship contemplated by Mitsui Vendor Leasing, and the Vendor's equipment must maintain a substantial market position or in some other appropriate manner demonstrate marketplace acceptance.

Documentation and Pricing

     Most Contracts are written as full-payout finance leases, although in some instances they are documented as CSAs (see "The Contracts Generally" above). Mitsui Vendor Leasing's documentation department both originates Contracts for Vendors that do not have such capabilities and reviews Vendor originated documentation. As a key control point within Mitsui Vendor Leasing, pricing and credit approval is verified by this group and, when all requirements are satisfied, transaction funding is authorized.

     The interest rate to be received by Mitsui Vendor Leasing, or yield at which Mitsui Vendor Leasing acquires a Contract from a Vendor, is set at the time the End-User credit is approved. The Mitsui Vendor Leasing buy rate is generally not the same rate as the End-User is paying under the Contract; consequently, the Mitsui Vendor Leasing buy rate may result in the Vendor receiving an amount other than the invoice cost of the equipment. End of the Contract term fixed equipment purchase options under Contracts are priced at no more than such fixed amount. Most Contracts acquired by Mitsui Vendor Leasing provide for a end of Contract term fixed equipment purchase option (see "The Contracts Generally" above).

Payment Processing

     Payments by End-Users of amounts payable under their respective Contracts are made by check mailed to a Mitsui Vendor Leasing post office box or by wire transfer to a Mitsui Vendor Leasing lock-box account. Invoices are mailed to End-Users instructing the End-Users to forward payments to such Mitsui Vendor Leasing post office box for processing by the lock-box bank at which such Mitsui Vendor Leasing lock-box account is maintained. End- Users that wish to remit by wire transfer are provided with wire transfer instructions to remit to such Mitsui Vendor Leasing lock-box account.

     Invoices sent to End-Users contain a remittance advice. The lock-box bank processes the deposits and credits Mitsui Vendor Leasing's lock-box account daily. The lock-box bank transmits the data electronically to Mitsui Vendor Leasing's accounts receivable system. Mitsui Vendor Leasing's accounts receivable system matches remittance information to cash deposits and applies payments to End-User accounts. The following day, a daily summary of deposits received by the lock-box bank is forwarded to Mitsui Vendor Leasing, together with copies of checks and remittance advices and any other information passed along with the payment. Unmatched deposits are recorded as unapplied cash for further review and processing after investigation by Mitsui Vendor Leasing.

Contract Collections

     Portfolio administrators are responsible for monitoring any change in the status of a Contract as well as collection of delinquent Contracts. Information on the activity of the Mitsui Vendor Leasing portfolio is available through lease management software licensed by Mitsui Vendor Leasing. All collection activity is entered into the system which includes collection tracking capabilities. Portfolio administrators have available at their computer terminals the latest status and collection history on each Contract and related End-User. Activity notes are input directly into the collection system in order to facilitate monitoring of routine collection activity. Monthly portfolio quality review meetings are held with senior managers to review the status of various Contracts and related End- Users and of repossessed Equipment.

     When a payment is determined to not have been received within 10 days of the contractual due date, Mitsui Vendor Leasing's lease management system automatically assesses a late charge and generates a computerized invoice which is sent directly to the End-User. Telephone contact is normally initiated when a Contract is 15 days past due. Generally, a demand letter is sent to the End-User and all guarantors when a Contract becomes 45 days past due. Telephone contact will be continued throughout the delinquency period. In most instances Mitsui Vendor Leasing will accelerate and demand payment from the End-User of the balance due under a Contract when it becomes more than 90 days past due, but such action may be initiated more quickly, which subjects the End-User to repossession of equipment and legal action to collect the balance due.

     Mitsui Vendor Leasing's Risk Policy Manual provides the compliance standards to be followed by all Mitsui Vendor Leasing portfolio administrators relating to the rewriting of transactions, transfers of interest and the extension of time to make payments due under contracts. The approval required in the case of End-User requests for contract restructuring or payment rescheduling is the same as that required for a new transaction. Such restructuring or rescheduling generally will only be approved in cases where it is believed that an End-User's financial difficulties are only temporary and that the equipment value will not be seriously impaired by such undertaking.

Write-Off Policy

     Mitsui Vendor Leasing's Credit and Collections Manual provides the standards to be followed for write-off of a Contract balance, or a portion thereof as uncollectible. Generally, such write-off is deemed appropriate when one of two conditions is present. The first condition is when Mitsui Vendor Leasing has determined that all or a portion of a receivable is uncollectible. The second is when there is uncertainty as to the source or timing of the eventual payoff of the Contract but certainty that such payoff, if it occurs, will be protracted as described below. Mitsui Vendor Leasing's classification system is designed so that when a Contract (or any portion thereof) is classified as a loss, it must be written off as uncollectible within 30 days after such classification.

     When a Scheduled Payment under a Contract reaches 180 days contractually past due, the portion of the account that exceeds the net asset value of the related Equipment must be classified as a loss and written-off as uncollectible. Mitsui Vendor Leasing then generally takes a reasonable period of time (up to 6 months) to liquidate such Equipment. If after such period the Equipment has not been liquidated, then the liquidation effort is considered protracted and the remaining balance of the account is written-off in full (regardless of the net asset value of Equipment securing the Contract).

                               THE TRUST DEPOSITOR

     Mitsui Vendor Leasing Funding Corp. II (the "Trust Depositor") is incorporated under the laws of the State of Delaware and is a wholly owned subsidiary of the Seller. On the Closing Date, the Contracts and related interests described herein will be transferred by the Seller to the Trust Depositor, and in return the Trust Depositor will pay to the Seller the net proceeds received from the offering and sale of the Notes. See "Use of Proceeds" herein.

     The Trust Depositor has been formed solely for the purposes of the transactions described in this Prospectus; and under its incorporation documents and the Sale and Servicing Agreement, the Trust Depositor is not permitted to engage in any activity other than (i) acquiring the Contracts and related interests described herein, (ii) transferring and conveying the Contracts and related interests described herein and its rights under the Transfer and Sale Agreement to the Trust, and (iii) engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Trust Depositor is prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of the Trust and the issuance of the Notes. The Trust Depositor is not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any of the Notes and will have no significant assets other than those conveyed to the Trust.



                            DESCRIPTION OF THE NOTES

     The statements under this caption are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to the Sale and Servicing Agreement and the Indenture (the "Operative Documents"). Forms of the Operative Documents have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

General

     The Notes will consist of three Classes: the Class A Notes, the Class B Notes and the Class C Notes. The Class A Notes are further divided into three sub-Classes: the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes. The Notes will be issued pursuant to the Indenture between the Issuer and the Indenture Trustee. The following summary describes the material terms of the Notes and is qualified in its entirety by reference to the Operative Documents.

     The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depositary selected by the Issuer, the "Depositary"), except as set forth below under the heading "--Definitive Notes." The Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Trust Depositor has been informed by DTC that DTC's nominee will be Cede & Co. See "--Book-Entry Registration" and "--Definitive Notes" below.

     The Indenture Trustee will be granted a first priority lien on the Trust Assets to secure the Notes. Distributions on the Notes (and each Class thereof) will be allocated as provided herein. The Notes are nonrecourse obligations of the Issuer only and do not represent interests in or obligations of the Seller, the Servicer, the Trust Depositor, or any affiliate thereof.

Interest

     Interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes will accrue on the outstanding Principal Amount thereof as of the preceding Payment Date (after giving effect to all distributions and allocations on such date) (or, in the case of the initial Payment Date, the as of the Closing Date) at the applicable Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class B Interest Rate or the Class C Interest Rate, respectively, on the basis of a year of 360 days consisting of twelve 30 day months from and including the most recent Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the following Payment Date (each period for which interest accrues on the Notes, an "Accrual Period"). Interest on the Notes will be payable on each Payment Date to the holders of record of the Class A Notes (the "Class A Noteholders"), the holders of record of the Class B Notes (the "Class B Noteholders") and the holders of record of the Class C Notes (the "Class C Noteholders"; together with the Class A Noteholders and the Class B Noteholders, the "Noteholders") as of the related Record Date.

     Interest on the Class A Notes is payable on a Payment Date from Available Amounts on such date (and after application of such Available Amounts to repay any outstanding Servicer Advances and to pay the Servicing Fee). Interest on the Class B Notes is payable on a Payment Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A Notes. Interest on the Class C Notes is payable on a Payment Date from Available Amounts on such date, but only after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A Notes and the Class B Notes.


Principal

     The stated maturity of the Class A-1 Notes is the Payment Date; the stated maturity of the Class A2 Notes is the Payment Date; the stated maturity of the Class A-3 Notes is the Payment Date; the stated maturity of the Class B Notes is the Payment Date; and the stated maturity of the Class C Notes is the Payment Date. However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes would occur earlier than stated maturity.

     Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee and interest payments on the Notes. Principal of the Class B Notes will be payable on each Payment Date in an amount equal to the Class B Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes, and the payment of the Class A Principal Payment Amount. Principal of the Class C Notes will be payable on each Payment Date in an amount equal to the Class C Principal Payment Amount for such Payment Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes, and the payment of the Class A Principal Payment Amount and the Class B Principal Payment Amount. See "--Allocations" herein.

     Failure to pay the Class A Principal Payment Amount, the Class B Principal Payment Amount or the Class C Principal Payment Amount on any Payment Date prior to the stated maturity date for such Class of Notes will not constitute an Event of Default under the Indenture, except to the extent caused by any failure to remit or allocate Available Amounts to be used to make such Class A Principal Payment Amount, Class B Principal Payment Amount or Class C Principal Payment Amount. See "--Events of Default."

     As used herein, the following terms shall have the following meanings:

          The "ADCB" means, with respect to the Contracts, the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

          The "Aggregate Principal Paydown Amount" means, for any Payment Date, an amount (not less than zero) equal to (a) the ADCB of the Contract Pool as of the beginning of business on the first day of the immediately preceding Collection Period, minus (b) the ADCB of the Contract Pool as of the close of business on the last day of the immediately preceding Collection Period. Such decline in the ADCB of the Contract Pool for such immediately preceding Collection Period may be through payment, prepayment, default and writeoff, determination of ineligibility, substitution or addition of the Contracts or as may otherwise be described herein.

          The "Applicable  Percentage"  means, (a) prior to the Cross Over Date,
     (i) for the Class A Notes, ______%, (ii) for the Class B Notes, ______% and
     (iii) for the Class C Notes, ______% and (b) after the Cross Over Date, (i) for the Class A Notes, ______%, (ii) for the Class B Notes, ______% and
     (iii) for the Class C Notes, ______%.

          "Class A Principal Payment Amount" means, with respect to any Payment Date, the lesser of (a) the aggregate Principal Amount of the Class A Notes and (b) (i) the Applicable Percentage for the Class A Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.

          "Class B Principal Payment Amount" means, with respect to any Payment Date, the lesser of (a) the Principal Amount of the Class B Notes and (b)
     (i) the Applicable Percentage for the Class B Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.

          "Class C Principal Payment Amount" means, with respect to any Payment Date, the lesser of (a) the Principal Amount of the Class C Notes and (b)
     (i) the Applicable Percentage for the Class C Notes for such Payment Date, multiplied by (ii) the Aggregate Principal Paydown Amount for such Payment Date.

          The "Cross Over Date" is the Payment Date on which aggregate principal amount of the Notes is equal to ___% or less of the ADCB of the Contract Pool as of the last day of the related Collection Period. As of the Closing Date, the aggregate initial principal amount of the Notes will be equal to approximately ___% of the initial ADCB of the Contract Pool.

          "Discounted Contract Balance" means with respect to any Contract, (a) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date but not later than the ____________ _______ Payment Date, discounted monthly at the Discount Rate and (b) as of any other date of determination, the sum of (i) the present value of all of the remaining Scheduled Payments becoming due under such Contract on or after such date of determination but not later than the ____________ _______ Payment Date, discounted monthly at the Discount Rate and (ii) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination that have not then been received by the Servicer; provided that the Discounted Contract Balance of any Defaulted Contract will be equal to zero. The Discounted Contract Balance for each Contract shall be calculated assuming:

     (a) All payments due in any Collection Period are due on the last day of the Collection Period;

     (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

     (c) All security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

          "Principal Amount" of a Class of Notes means, as of any date, the aggregate initial principal amount thereof reduced by the aggregate amount of any Distributions applied in reduction of such principal amount on or prior to such date.

          "Scheduled Payments" means, with respect to any Contract, rent or financing payment (whether attributable to principal or interest) scheduled to be made by the related End-User under the terms of such Contract after the related Cutoff Date; provided that Scheduled Payments will not include any Excluded Amounts. Substantially all of the Contracts included in the Contract Pool provide for Scheduled Payments to be made monthly.

Allocations

     As Long As No Event of Default or Restricting Event Has Occurred and Is Continuing. So long as no Event of Default or Restricting Event has occurred and is continuing, on the second Business Day prior to each Payment Date (each, a "Determination Date"), the Servicer shall instruct the Indenture Trustee to withdraw, and on such Payment Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Payment Date, in the following order of priority (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made):

                  (A) pay to the Servicer, the amount of any unreimbursed Servicer Advances;

                  (B) pay to the Servicer, the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

                  (C) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods; provided that, if the Available Amounts remaining to be allocated as described in this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated among each Class of the Class A Notes pro rata based on the ratio of the interest payable on the Class A-1, Class A-2 and Class A-3 Notes, as applicable, to the interest payable on the Class A Notes as a whole;

                  (D) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to (i) the interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;

                  (E) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to (i) interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;

                  (F) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) the Class A Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class A Principal Payment Amount from prior Payment Dates;

                  (G) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes, an amount equal to (i) the Class B Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class B Principal Payment Amount from prior Payment Dates;

                  (H) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes, an amount equal to (i) the Class C Principal Payment Amount for such Payment Date, plus (ii) any unpaid Class C Principal Payment Amount from prior Payment Dates;

                  (I) pay to the Indenture Trustee for deposit into the Reserve Fund, the Required Reserve Fund Amount; and

                  (J) Available Amounts remaining after the allocations described in paragraphs (A) though (I) above shall be paid to the Seller and will thereafter not be available to make payments in respect of the Notes or otherwise be part of Available Amounts.

     So long as no Event of Default or Restricting Event has occurred and is continuing, on each Payment Date the Class A Principal Payment Amount will be allocated sequentially among the Class A-1, Class A-2 and Class A-3 Notes so that the entire Class A Principal Payment Amount will be allocated, first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, second, to the the Class A-2 Notes until the Class A-2 Notes are paid in full and, third, to the Class A-3 Notes until the Class A-3 Notes are paid in full.

     As used herein, "Available Amounts" means as of any Payment Date, the sum of (i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments, but excluding the Excluded Amounts due on or before, as well as Prepayments received on or before, the last day of the Collection Period immediately preceding such Payment Date (in each case other than Excluded Amounts); (ii) Recoveries on account of previously Defaulted Contracts received as of the immediately preceding Determination Date; and (iii) such amounts as from time to time may be held in the Collection Account, together with earnings on funds therein.

     Pursuant to the Indenture, on each Payment Date the Indenture Trustee will distribute all amounts paid to it on behalf of any one of the Class A-1, Class A-2, Class A-3, Class B or Class C Notes as described in the foregoing paragraphs to the Noteholders of such Class pro rata in accordance with the respective amounts owed thereto.

         Following  an  Event  of  Default  or   Restricting   Event.   On  each
     Determination Date after the occurrence and during the continuance of an Event of Default or Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the related Payment Date the Indenture Trustee, acting in accordance with such instructions, shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts, in the following order of priority (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Payment Date have been made):

                  (A) pay to the Owner Trustee and the Indenture Trustee, the amount of any unpaid fees and expenses;

                  (B) pay to the Servicer, the amount of any unreimbursed Servicer Advance;

                  (C) pay to the Servicer, the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid;

                  (D) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to (i) interest accrued in respect of such Class A Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods; provided that, if the Available Amounts remaining to be allocated as described in this clause are less than the full amount required to be so paid, such remaining Available Amounts shall be allocated among each Class of the Class A Notes pro rata based on the ratio of the interest payable on the Class A-1, Class A-2 and Class A-3 Notes, as applicable, to the interest payable on the Class A Notes as a whole;

                  (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to (i) the interest accrued thereon for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;

                  (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to (i) interest accrued in respect of the Class C Notes for the Accrual Period immediately preceding such Payment Date, plus (ii) any accrued and unpaid interest from prior Accrual Periods;

                  (G) pay to the Indenture Trustee, on behalf of the Class A Notes, an amount equal to all remaining Available Amounts for such Payment Date, until the aggregate Principal Amount of the Class A Notes has been paid in full; with all amounts paid as described in this clause to be allocated among the Class A-1, Class A-2 and Class A-3 Notes, pro rata, based on the outstanding principal amounts thereof;

                  (H) after the Class A Notes have been paid in full, pay to the Indenture Trustee, on behalf of the Class B
                           Notes,  an amount  equal to all  remaining  Available
                           Amounts for such Payment Date, until the aggregate Principal Amount of the Class B Notes has been paid in full; and

                  (I) after the Class B Notes have been paid in full, pay to the Indenture Trustee, on behalf of the Class C
                           Notes, an amount equal to all remaining Available Amounts until the aggregate Principal Amount of the Class C Notes has been paid in full.

Reserve Fund

     A trust account has been established by the Trust Depositor in the name of, and maintained by, the Indenture Trustee (the "Reserve Fund"). On the Closing Date the Trust Depositor will deposit (or cause to be deposited) $___________ in the Reserve Fund (which is equal to % of the ADCB of the Contract Pool as of the initial Cutoff Date) (the "Initial Reserve Fund Deposit").

     Pursuant to the Sale and Servicing Agreement, the amount on deposit at any time in the Reserve Fund (the "Reserve Fund Amount") will be required to equal the greater of (a) (i) from the Closing Date until such date as the Initial Reserve Fund Deposit equals or exceeds ____ % of the then current ADCB of the Contract Pool, the Initial Reserve Fund Deposit and (ii) from and after such date as the Initial Reserve Fund equals of exceeds ___% of the then current ADCB of the Contract Pool, ___% of the then current ADCB of the Contract Pool and (b) % of the ADCB of the Contract Pool as of the initial Cutoff Date. The amount at any time required to be held in the Reserve Fund is referred to herein as the "Required Reserve Fund Amount."

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Noteholders. On each Payment Date, funds will be withdrawn from the Reserve Fund to the extent that Available Amounts with respect to any Payment Date are less than the amount necessary to pay interest on the Notes; provided that upon the occurrence of an Event of Default or a Restricting Event, any amounts remaining in the Reserve Fund shall be applied to pay the principal on the Notes. In addition, on any Payment Date if, after giving effect to all allocations and distributions on such Payment Date, the Reserve Fund Amount exceeds the Required Reserve Fund Amount, such excess will be distributed to the Seller. Upon any such distributions to the Seller, the Noteholders will have no further rights in, or claims to, such amounts.

     If on any Payment Date amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Contracts, the protection afforded to the Noteholders by the Reserve Fund will be exhausted and the Noteholders will bear directly the risks associated with the ownership of the Contracts.

     The Seller may, from time to time after the date of this Prospectus, request each Rating Agency that rated the Notes to approve a formula for determining the Reserve Fund Amount that is different from the formula described above and would result in a decrease in the amount of the Required Reserve Fund Amount or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Seller to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then current rating of any Class of Notes, then the Reserve Fund Amount will be determined in accordance with such new formula. The Sale and Servicing Agreement and the Indenture, as applicable, will accordingly be amended to reflect such new calculation without the consent of any Noteholder.

Defaulted Contracts

     A Contract will be deemed to be in default (a "Defaulted Contract") if (i) it is more than 120 days past due; or (ii) if at any time the Servicer determines, in accordance with its customary and usual practices, that such Contract is not collectible (taking into account any available Vendor recourse). The current policy of the Servicer with respect to writing off Contracts is described in "Mitsui Vendor Leasing (U.S.A.) Inc.--Write-Off Policy" above.

     Upon classification as a Defaulted Contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of Recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment on behalf of the Issuer. Any recoveries on account of a previously Defaulted Contract (including proceeds of repossessed Equipment or other property, Insurance Proceeds and amounts subsequently received pursuant to a Vendor Program Agreement with a Vendor, but net of amounts representing costs and expenses of liquidation incurred by the Servicer, such recoveries net of such amounts, "Recoveries") shall be deemed to be Available Amounts.

Collection Account

     The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee, with an office or branch of a depositary institution or trust company (which may include the Indenture Trustee) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer, a segregated corporate trust account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders; provided that at all times such depositary institution or trust company shall be (a) the corporate trust department of the Indenture Trustee or, (b) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating
Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC," and any such depositary institution or trust company, a "Qualified Institution"). Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depositary institutions or trust companies having commercial paper with the highest rating from each Rating Agency, (iii) commercial paper (or other short-term obligations) having, at the time of the Indenture Trustee's investment therein, the highest rating from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or banker's acceptances issued by any depositary institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency, (vii) time deposits with an entity the commercial paper of which has the highest rating from the Rating Agency, (viii) eligible repurchase agreements and
(ix) any other investments approved in writing by each Rating Agency (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be held therein and be treated as Available Amounts. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Sale and Servicing Agreement.


Replacement Accounts

     If any institution with which any of the accounts established pursuant to the Sale and Servicing Agreement or the Indenture are established ceases to be a Qualified Institution, the Servicer or the Indenture Trustee (as the case may be) shall, within ten Business Days, establish a replacement account at a Qualified Institution after notice thereof.

Events of Default

     Allocations of Available Amounts will be made as described above under "--Allocations--As Long As No Event of Default or Restricting Event Has Occurred and Is Continuing" unless and until an Event of Default or Restricting Event has occurred, in which case allocations of Available Amounts will be made as described above under "--Allocations--Following an Event of Default or Restricting Event." An "Event of Default" refers to any of the following events:

                  (a) failure to pay on each Payment Date the full amount of accrued and unpaid interest on any Class A Note, Class B Note or Class C Note;

                  (b) failure to pay the Principal Amount of any Note, if any, on its related stated maturity date;

                  (c) (i) failure on the part of the Seller or the Servicer to make any payment or deposit required under the Sale and Servicing Agreement or the Indenture within three (3) Business Days after the date the payment or deposit is required to be made or
                           (ii) failure on the part of the Seller, the Servicer or the Issuer to observe or perform any other covenants or agreements of such entity set forth in the Sale and Servicing Agreement or the Indenture, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; provided that only a five (5) day cure period shall apply in the case of a failure by the Seller or the Issuer to observe their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the Contracts;

                  (d) any representation or warranty made by the Issuer, the Trust Depositor or the Seller in the Sale and Servicing Agreement or the Indenture or any information required to be given by the Seller or the Trust Depositor to the Indenture Trustee to identify the Contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice (it being understood and acknowledged that, if any such breach occurs with respect to one or more Contracts, the Seller, through the Trust Depositor, may remedy such breach by the repurchase of such Contracts during such period in accordance with the provisions of the Sale and
                           Servicing Agreement and the Transfer and Sale Agreement);

                  (e) if a conservator, receiver or liquidator of the Seller, the Issuer or the Trust was appointed or if certain other events relating to the bankruptcy, insolvency or receivership of the Seller, the Issuer or the Trust were to occur (an "Insolvency Event"); or

                  (f) the Issuer becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     An Event of Default may be waived if the Required Controlling Holders provide written notice to the Issuer, the Trust Depositor, the Servicer and the Indenture Trustee of such waiver. In the event the Trustee has actual knowledge of an Event of Default, it will be required to notify, among others, the Issuer, the Servicer and the Sellers.

     If an Insolvency Event relating to the Trust Depositor or the Issuer occurs, pursuant to the Sale and Servicing Agreement, on the day of such Insolvency Event, the Trust Depositor will promptly give notice to the Trustee of the Insolvency Event, and the Indenture Trustee will, if directed by the Required Controlling Holders, promptly act to sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Contracts will be deposited in the Collection Account and allocated as described in the Sale and Servicing Agreement and herein. If the proceeds of any collections on Contracts in the Collection Account allocated to Noteholders of any Class is not sufficient to pay the Principal Amount of the Notes of such Class in full, such Noteholders will incur a loss.

     As used herein, "Required Controlling Holders" means (i) prior to the payment in full of the Class A Notes outstanding, Class A Noteholders evidencing more than 662/3% of the Principal Amount of the Class A Notes, (ii) from and after the payment in full of the Class A Notes outstanding, Class B Noteholders holding Class B Notes evidencing more than 662/3% of the Principal Amount of the Class B Notes outstanding and (iii) from and after the payment in full of the Class B Notes outstanding, Class C Noteholders holding Class C Notes evidencing more than 662/3% of the Principal Amount of the Class C Notes outstanding.

Restricting Events

     Prior to the occurrence of a Restricting Event, allocations of Available Amounts will be made as described above under "--Allocations--As Long As No Event of Default or Restricting Event Has Occurred and Is Continuing" unless and until an Event of Default or Restricting Event has occurred, in which case allocations of Available Amounts will be made as described above under
"--Allocations--Following an Event of Default or Restricting Event." A "Restricting Event" refers to any of the following events:

         (a) as of any Payment Date, the weighted average ADCB during the three (3) preceding Collection Periods of all Contracts in respect to which a Scheduled Payment is more than sixty (60) days past due at any time during such three (3) preceding Collection Periods, exceeds ___% of the weighted average of ADCB of all Contracts in the Contract Pool during such three Collection Periods; or

         (b) as of any Payment Date, the product of (i) two (2) multiplied by (ii) the difference between (x) the weighted average ADCB during the six (6) preceding Collection Periods of all Contracts that became Defaulted Contracts during such six (6) preceding Collection Periods and (y) Recoveries received during such six preceding Collection Periods on account of all Defaulted Contracts, exceeds ____% of the weighted average ADCB of all Contracts in the Contract Pool during such six Collection Periods; or

         (c)      a Servicer Default has occurred and is continuing.

Servicing Compensation and Payment of Expenses

     The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses for any Collection Period will be a servicing fee (the "Servicing Fee") calculated monthly, and payable on each Payment Date, in an amount equal to the product of (i) one-twelfth, (ii) _____% (such percentage, the "Servicing Fee Percentage") and (iii) the ADCB of the Contract Pool as of the beginning of the related Collection Period. The Servicing Fee will be funded from Available Amounts and will be paid on the Payment Date with respect to each Collection Period from the Collection Account. In addition as compensation for acting as Servicer, the Servicer will be entitled to all late charges and certain other fees paid by the End-Users.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Contracts including, without limitation, expenses related to the enforcement of the Contracts, payment of the fees and disbursements of the Indenture Trustee and Owner Trustee and independent accountants, casualty insurance on Equipment (to the extent the Contracts provide for the Seller to pay for such insurance) and other fees which are not expressly stated in the Sale and Servicing Agreement to be payable by the Trust or the Noteholders, the Trust Depositor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that Mitsui Vendor Leasing is acting as Servicer and fails to pay the fees and disbursements of the Indenture Trustee or the Owner Trustee ("the Trustees"), such Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Noteholders be liable to the Trustees for the Servicer's payment of such amounts, and any such amounts so paid to the Trustees will be treated as paid to the Servicer for all purposes of the Sale and Servicing Agreement.

Record Date

     Payments on the Notes will be made as described herein to the Noteholders in whose names the Notes were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. However, the final payment on the Notes offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Notes (each, a "Distribution") will be made to DTC in immediately available funds. See "Description of the Notes--Book-Entry Registration."

Optional Redemption

     The Trust Depositor may repurchase all remaining Contracts and related assets, and thus effect the early redemption of the Notes on any Payment Date on or after which the ADCB of the Contract Pool is less than 10% of the ADCB of the Contract Pool as of the initial Cutoff Date. The price at which the Trust Depositor will be required to purchase the Contracts in order to exercise such option will be equal to the greater of (i) the ADCB of the Contract Pool and
(ii) the amount that when applied pursuant to the Indenture together with all other amounts available thereunder will be sufficient to redeem the Notes at a price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption.

Reports

     No later than the third Business Day prior to each Payment Date, the Servicer will forward to the Indenture Trustee and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Contract Pool and the Notes, including: (i) the ADCB (A) as of the end of the related Collection Period and (B) as of the end of the second Collection Period preceding such Payment Date (or, in the case of Contracts that were first added to the Contract Pool during the related Collection Period, as of the Cutoff Date for such Contracts); (ii) the Class A Principal Payment Amount, the Class B Principal Payment Amount and the Class C Principal Payment Amount (including the calculations utilized in the determination thereof); (iii) the ADCB of Contracts held by the Issuer which were more than 30, 60, and 90 days delinquent as of the end of such Collection Period; (iv) the Discounted Contract Balance of each Contract in the Contract Pool that became a Defaulted Contract during such Collection Period and cumulatively for each preceding Collection Period; (v) the monthly Servicing Fee for such Collection Period; and (vi) the Available Amounts with respect to the related Collection Period (including the calculation utilized in the determination thereof).

     With respect to each Payment Date, the Monthly Report also will include the following information with respect to the Notes: (i) the total amount distributed; (ii) the amount allocable to interest on the Notes and each Class thereof; and (iii) the amount allocable to principal on the Notes and each Class thereof. On each Payment Date, the Indenture Trustee (or an agent on its behalf), will forward to each Noteholder of record a copy of the Monthly Report.

     On or before ______ 31 of each calendar year, commencing _______ 31, 1999, the Indenture Trustee (or an agent on its behalf) will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "Certain Federal Income Tax Matters."

List of Noteholders

     At such time, if any, as Definitive Notes have been issued, upon written request of any Noteholder or group of Noteholders of record holding Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes, the Indenture Trustee will afford such Noteholders access during normal business hours to the current list of Noteholders for purpose of communicating with other Noteholders with respect to their rights under the Indenture, the Sale and Servicing Agreement or the Notes. While the Notes are held in book-entry form, holders of beneficial interests in the Notes will not have access to a list of other holders of beneficial interests in the Notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--Book-Entry Registration" below.

Book-Entry Registration

     Noteholders may only hold their Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A-1 Note or Notes, the global Class A-2 Note or Notes, the global Class A-3 Note or Notes, the global Class B Note or Notes, and the global Class C Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriter, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Federal Income Tax Consequences."

     Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Payment Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Notes. It is anticipated that the only Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder, Class B Noteholder and Class C Noteholder will be Cede & Co., as nominee of DTC, and that holders of beneficial interests in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class B Notes or Class C Notes, respectively, under the Indenture will only be permitted to exercise the rights of Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders, Class B Noteholders or Class C Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which holders of beneficial interests in the Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.

     DTC has advised the Trust Depositor that it will take any action permitted to be taken by a Class A-1 Noteholder, Class A-2 Noteholder, Class A-3 Noteholder, Class B Noteholder or Class C Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A Notes, Class B Notes or Class C Notes are credited. Additionally, DTC has advised the Trust Depositor that it may take actions with respect to percentage interests in any particular Class of the Notes represented by holders of beneficial interests evidencing that percentage, which actions may conflict with other of its actions with respect to other percentage interests therein.

     CEDEL is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates, and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, none of the Indenture Trustee, the Servicer, the Seller, the Trust Depositor or the Owner Trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the Notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests.

Definitive Notes

     The Notes will be issued in fully registered, authenticated form to beneficial owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depositary with respect to such Notes, and the Indenture Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all beneficial owners for each Class of Notes held through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for re-registration, the Indenture Trustee will issue such Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture (the "Holders"). The Indenture Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Indenture Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Payment Date.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Administration Agreement

     Mitsui Vendor Leasing, in its capacity as administrator (in such capacity, the "Administrator"), will enter into an administration agreement (the "Administration Agreement") with the Trust, the Trust Depositor and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. The Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the Trust and filing tax returns for the Trust. As compensation for the performance of the
Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "Administration Fee"), which fee will be paid by the Servicer out of the Servicing Fee, if available.

                       THE TRANSFER AND SALE AGREEMENT AND
                     SALE AND SERVICING AGREEMENT GENERALLY

     The following is a summary of the material terms of the Transfer and Sale Agreement and Sale and Servicing Agreement, the forms of which were filed as an exhibits to the Registration Statement of which this Prospectus is a part, and this summary is qualified in its entirety by reference to the Transfer and Sale Agreement and Sale and Servicing Agreement, respectively.

Conveyance of Contracts

     Pursuant to the Transfer and Sale Agreement, the Seller will sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse (except as expressly set forth in the Transfer and Sale Agreement) all of the Seller's right, title and interest in and to (i) the Contracts (including all Additional Contracts and Substitute Contracts, if any) identified therein
(ii) all monies due or to become due in payment of such Contracts on or after the related Cutoff Date, including all Scheduled Payments thereunder due on or after such Cutoff Date, any Prepayments, (including any payments in respect of a casualty or early termination), and any Recoveries received with respect thereto but excluding any Scheduled Payments due prior to the Cutoff Date or any Excluded Amounts, (ii) the related Equipment (which may be limited to a security interest therein), including all proceeds from any sale or other disposition of such Equipment, (iii) any documents delivered to the Trust Depositor or held by the Servicer on its behalf with respect to each such Contract (the "Contract Files"), (iv) all payments made or to be made in the future with respect to each such Contract and the Vendor thereunder under the related Vendor Assignment and any related Vendor Program Agreement and under any other guarantee or similar credit enhancement with respect to such Contracts, (v) all payments made with respect to each such Contract under any insurance policy covering physical damage to the related Equipment (the "Insurance Proceeds") and (vi) all income and proceeds of the foregoing. Pursuant to the Sale and Servicing Agreement, the Trust Depositor in turn will sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as expressly set forth in the Sale and Servicing Agreement) the assets described in clauses (i) through (vi) in the preceding sentence and its rights under the Transfer and Sale Agreement (referred to collectively as the "Transferred Assets"). Pursuant to the Indenture, the Issuer will grant a lien on such Transferred Assets in favor of the Indenture Trustee to secure payment of its obligations under the Notes and the Indenture.

     The Servicer under the Sale and Servicing Agreement, will retain custody of (but not title to) the Contracts, the Contract Files and any related evidence of insurance payments, Scheduled Payments and any other similar payments under the Contracts. Prior to the conveyance of any Contracts to the Trust Depositor, the Seller will cause its computer accounting systems to be marked to show that the Contracts transferred thereunder have been conveyed to the Issuer (and have been pledged by the Issuer to the Indenture Trustee under the Indenture), and prior to conveyance the Seller or the Trust Depositor will file UCC financing statements reflecting (A) the conveyance to the Trust Depositor pursuant to the Transfer and Sale Agreement of the Transferred Assets (other than the Trust Depositor's rights under the Transfer and Sale Agreement), (B) the conveyance to the Issuer pursuant to the Sale and Servicing Agreement of Transferred Assets and (C) the grant of a lien thereon and other Trust Assets in favor of the Indenture Trustee pursuant to the Indenture. The Seller will notate in the appropriate computer files relating to the Contracts, that all interests in the Contracts have been conveyed to the Issuer pursuant to the Sale and Servicing Agreement and have been pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. See "Certain Legal Aspects of the Contracts."


Representations and Warranties

     The Seller has made certain representations and warranties in the Transfer and Sale Agreement with respect to the Contracts transferred thereunder as of the Cutoff Date, and the Seller will similarly make or be deemed to have made certain representations and warranties with respect to each Additional Contract and Substitute Contract as of its related Cutoff Date, including that: (i) the information with respect to the Contract and the Equipment, if any, subject to the Contract delivered under the Transfer and Sale Agreement is true and correct in all material respects; (ii) immediately prior to the transfer of a Contract to the Trust Depositor, such Contract was owned by the Seller free and clear of any adverse claim; (iii) the Contract, as of the Cutoff Date, did not have a Scheduled Payment that was a delinquent payment for more than 60 days, and the Contract is not otherwise a Defaulted Contract; (iv) no provision of the Contract has been either waived, altered or modified in any respect, except by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (iii) above); (v) the Contract is a valid and binding payment obligation of the End-User and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies); (vi) the Contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense and, to the Seller's knowledge, no such rights have been asserted or threatened with respect to the Contract; (vii) the Contract, at the time it was made, did not violate the laws of the United States or any applicable state, except for any such violations which do not materially and adversely affect the collectibility of the Contracts in the Contract Pool taken as a whole; (viii) (A) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the Seller to any other person (other than pursuant to such Contract in the case of Equipment and (B) such Contract (if it is a CSA or a finance Lease) is secured by a fully perfected lien of the first priority on the related Equipment; (ix) all filings necessary to evidence the conveyance or transfer of the Contract to the Issuer have been made in all appropriate jurisdictions; (x) the End-User is not to the Seller's knowledge, subject to bankruptcy or other insolvency proceedings; (xi) the Contract is a U.S. dollar-denominated obligation and the related End-User's billing address is in the United States; (xii) the Contract provides for periodic Scheduled Payments to made; (xiii) the Contract does not require the prior written consent of an End-User or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the date of such Contract's conveyance to the Issuer); (xiv) the obligations of the related End-User under such Contract are irrevocable and unconditional and non-cancelable (or, if prepayable by its terms, such Contract meets the criteria described in clause (xxii) below); (xv) the Contract has an original maturity of not greater than the term specified in the Transfer and Sale Agreement; (xvi) no adverse selection procedure was used in selecting the Contract for transfer; (xvii) the End-User under the Contract is required to maintain casualty insurance with respect to the related Equipment in accordance with the Servicer's normal requirements; (xviii) in the event of a casualty loss in respect of the Equipment, the Contract provides that the End-User must replace such Equipment with like Equipment in good repair acceptable to the Servicer or prepay such Contract in an amount not less than the Prepayment Amount; (xix) the Contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the UCC; (xx) no Lease is a "consumer lease" as defined in Section 2A-103(l)(e) of the UCC; (xxi) each Lease is a "triple net lease" under which the End-User is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment, which in all cases shall include the payment of any taxes with respect to such Equipment; and (xxii) no Contract permits the End-User to make a prepayment of such Contract in full in an amount less than the Prepayment Amount.

     As used above, "Prepayment Amount" shall mean, with respect to a Contract, the sum of (i) the Discounted Contract Balance of such Contract on the Determination Date immediately prior to the date of prepayment plus any accrued and unpaid interest payments thereon (at the Discount Rate) and (ii) any outstanding Servicer Advances thereon.

     The foregoing representations and warranties, as appropriate, will be reaffirmed by the Seller with respect to any Substitute Contract transferred to the Trust Depositor. A Contract which satisfies all of the above representations and warranties shall be termed an "Eligible Contract". Contracts with respect to which the representations in clauses (iii), (xv) and (xxii) are not true shall also be Eligible Contracts if all representations other than such representations are true and if the Trust Depositor shall have received confirmation from each Rating Agency that the discrepancy will not result in a reduction or withdrawal of the then current ratings assigned to any Class of Notes. (A Contract that is not an Eligible Contract is referred to herein as an "Ineligible Contract.") In addition, the Seller will represent and warrant to the Trust Depositor that the conveyance pursuant to the Transfer and Sale Agreement constitutes a valid sale and assignment to the Trust Depositor of all right, title and interest of the Seller in the related Contracts, whether then existing or thereafter created, and the proceeds thereof, which is effective as of the date of conveyance of such Contract.

     The Trust Depositor will represent and warrant in the Sale and Servicing Agreement, among other things, (i) that the conveyance of the Contracts to the Issuer thereunder is a valid sale and transfer of such Contracts to the Issuer, or such conveyance will provide a first perfected security interest therein and that all filings necessary to evidence the same to the Issuer have been made in all appropriate jurisdictions, (ii) that each Contract transferred by it to the Issuer thereunder is an "Eligible Contract" and (iii) that the security interest granted on the related Contracts, whether then existing or thereafter created, and the proceeds thereof by the Issuer to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected.

     Neither the Owner Trustee (either as Owner Trustee or in its individual capacity) nor the Indenture Trustee (either as Indenture Trustee or in its individual capacity) shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust Assets or the transfers thereof by the Seller, the Trust Depositor or the Issuer.

     Under the terms of the Transfer and Sale Agreement and the Sale and Servicing Agreement, each Contract must be an Eligible Contract as of its date of transfer to the Issuer. The Indenture Trustee will reassign to the Trust Depositor, and the Seller will concurrently be obligated to repurchase from the Trust Depositor, any Ineligible Contract transferred by the Seller and any interest in Equipment that is subject to such Ineligible Contract no later than 90 days after the Seller or the Trust Depositor becomes aware, or receives written notice from the Servicer, the Issuer or the Indenture Trustee of the breach of any representation or warranty made by the Seller in the Transfer and Sale Agreement or by the Trust Depositor in the Sale and Servicing Agreement, as the case may be, that materially adversely affects the interests of the Trust Depositor, the Issuer or the Noteholders in such Contract or the related
Contract File, which breach has not been cured or waived in all material respects. This repurchase obligation will constitute the sole remedy available to the Issuer, the Indenture Trustee and the Noteholders for a breach of a representation or warranty under the Sale and Servicing Agreement or the Transfer and Sale Agreement made by the Trust Depositor, the Seller, as the case may be, with respect to such a Contract.

     Pursuant to the Sale and Servicing Agreement, an Ineligible Contract shall be reassigned to the Trust Depositor (and in turn reassigned to the Seller pursuant to the Transfer and Sale Agreement) as described in the preceding paragraph, and the Trust Depositor shall make (or shall cause the Seller to make) a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Ineligible Contract (utilizing, for purposes of calculating the Discounted Contract Balance, the Discount Rate at the time such Ineligible Contract was transferred to the Issuer) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Contract (the amount of such deposit being referred to herein as a "Transfer Deposit Amount" shall be considered payment in full of the Ineligible Contract. Any such Transfer Deposit Amount shall be treated as an Available Amount. In the alternative, the Seller may convey to the Trust Depositor and in turn cause the Trust Depositor to convey to the Issuer, for concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Ineligible Contract, which shall thereupon be deemed released by the Indenture Trustee and reconveyed through the Trust Depositor to the Seller.

Concentration Amounts

     In addition to the representations and warranties made by the Seller and the Trust Depositor with respect to the Contracts as described above under "--Representations and Warranties," the Seller and the Trust Depositor will represent and warrant in the Transfer and Sale Agreement and the Sale and Servicing Agreement, respectively, as of the initial Cutoff Date as follows:

         (i) the ADCB of all Contracts with a single End-User as of the initial Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date;

         (ii) the ADCB of all Contracts with the twenty (20) largest End-Users (by ADCB of Contracts with such End-Users) as of the initial Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date;

         (iii) the ADCB of all Contracts related to a single Vendor as of the initial Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date;

         (iv) the ADCB of all Contracts with End-Users located in a single State of the United States as of the initial Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date; and

         (v) the ADCB of all Contracts with related Equipment of a single type as of the Cutoff Date does not exceed ____% of the ADCB of the Contract Pool as of the initial Cutoff Date.

     On the date an Additional Contract or Substitute Contract is added to the Contract Pool and the Seller will make the foregoing representations and warranties as if such transfer occurred on the Closing Date; provided that, for the purposes thereof (i) the Contract Pool on the Closing Date shall be deemed to include such Additional Contract or Substitute Contract, as the case may be, in lieu of the Contract being replaced or substituted and (ii) the Discounted Contract Balance of such Additional Contract or Substitute Contract, as the case may be, shall be equal to the Discounted Contract Balance thereof as of the related Cutoff Date.

     Pursuant to the Sale and Servicing Agreement, the Trust Depositor will be obligated to repurchase from the Issuer and in turn pursuant to the Transfer and Sale Agreement the Seller will be obligated to repurchase from the Trust Depositor, at such time as there is a breach caused by any of the foregoing representations or warranties proving to have been incorrect when made, which breach has not been cured or waived in all material respects, any Additional Contract or Substitute Contract causing such breach or such number of Contracts as shall be necessary to remedy such breach (each such Contract, a "Warranty Contract"). Such repurchase shall occur no later than 90 days after the Trust Depositor or the Seller becomes aware, or receives written notice from the Servicer, the Issuer or the Indenture Trustee of such breach. This repurchase obligation will constitute the sole remedy against the Trust Depositor and the Seller available to the Issuer, the Indenture Trustee and the Noteholders for a breach of one of the foregoing representations or warranties.

     Pursuant to the Sale and Servicing Agreement, the Trust Depositor shall make (or cause the Seller to make pursuant to the Transfer and Sale Agreement) a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Warranty Contract
(together with accrued interest thereon at the Discount Rate) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of a Warranty Contract shall be considered payment in full thereof. Any such amount shall be considered a Transfer Deposit Amount and shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Seller to convey to the Trust Depositor, for concurrent conveyance to the Issuer and concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Warranty Contract, which shall thereupon be deemed released by the Issuer (and Indenture Trustee) and reconveyed through the Trust Depositor to the Seller.

Indemnification

     The Sale and Servicing Agreement provides that the Servicer will indemnify the Issuer, the Trust Depositor, the Owner Trustee and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust Assets pursuant to the Sale and Servicing Agreement except where arising out of Indemnified Party's bad faith, willful misconduct or negligence. Except as provided in the preceding sentence, the Sale and Servicing Agreement provides that none of the Seller, the Servicer, the Trust Depositor or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Owner Trustee, the Indenture Trustee, the holders of Notes or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement. However, none of the Seller, the Servicer, the Trust Depositor or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of Noteholders.

     Pursuant to the Sale and Servicing Agreement, the Servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the Sale and Servicing Agreement and the other Operative Documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the Servicer in any such court was brought in an inconvenient forum.

Collection and Other Servicing Procedures

     Pursuant to the Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Contracts in accordance with its customary and usual procedures for servicing contracts comparable to the Contracts. _______ of the Contracts included in the Contract Pool (representing ___% of the ADCB of the Contract Pool as of the initial Cut-off Date) will be sub-serviced by the related Vendors, however, the Servicer will remain primarily liable for all servicing functions with respect thereto.

     In addition, the Servicer pursuant to the Sale and Servicing Agreement will advance Scheduled Payments with respect to any Contract (a "Servicer Advance") which were due in a Collection Period and were not received and identified to a Contract by the close of business on the Determination Date, but only to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments on or with respect to the Contract. The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Contract, including collections of any Prepayment Amount, Transfer Deposit Amount or Recoveries with respect to such Contract, and, if the Servicer determines that Servicer Advances will not be recovered from the Contracts to which the Servicer Advances were related, from other Contracts included in the Contract Pool.
Resignation and Certain Other Matters Regarding the Servicer

     The Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Back-up Servicer has assumed the Servicer's responsibilities and obligations as successor Servicer under the Sale and Servicing Agreement.

     Any person into which, in accordance with the Sale and Servicing Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Sale and Servicing Agreement.

Servicer Default

     In the event of any Servicer Default, either the Indenture Trustee or the Required Controlling Holders, by written notice to the Servicer (and the Indenture Trustee, if given by the Noteholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Sale and Servicing Agreement. Upon receipt by the Servicer of such a Termination Notice, all authority and power of the Servicer under the Sale and Servicing Agreement with respect to any Contract in the Contract Pool will cease and the same will pass to and be vested in the Back-up Servicer, as the successor Servicer pursuant to and under the Sale and Servicing Agreement.

         A "Servicer Default" refers to any of the following events:

          (a) any failure by the Servicer to make any payment, transfer or deposit or to give notice to the Indenture Trustee to make any payment, transfer or deposit pursuant to the Sale and Servicing Agreement on or before the date occurring three (3) Business Days after the date on which notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, the Trust Depositor or the Issuer or to the Servicer, the Issuer, the Trust Depositor and the Indenture Trustee by the Noteholders representing in aggregate no less than 25% of the Principal Amount of any Class of Notes affected thereby; or

          (b) failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement which has a material adverse effect on the Noteholders, which continues unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, the Trust Depositor or Issuer or to the Servicer, the Trust Depositor, the Issuer and the Indenture Trustee by the Noteholders representing in aggregate not less than 25% of the Principal Amount of any Class of Notes affected thereby and (ii) the date on which a responsible officer of the Servicer becomes aware thereof and such failure continues to affect such Noteholders materially and adversely for such period; or

         (c) any representation, warranty or certification made by the Servicer in the Sale and Servicing Agreement or in any certificate delivered pursuant to the Sale and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, the Trust Depositor or the Issuer, or to the Servicer, the Trust Depositor, the Issuer and the
                  Indenture Trustee by Noteholders or by the Indenture Trustee on behalf of Noteholders representing in aggregate not less than 25% of the Principal Amount of any Class of Notes adversely affected thereby and (ii) the date on which a responsible officer of the Servicer becomes aware thereof, and such incorrectness continues to affect such Noteholders materially and adversely for such period; or

          (d)     an Insolvency Event shall occur with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Issuer, the Trust Depositor and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee, the Issuer and the Trust Depositor in writing of any Servicer Default.

Back-up Servicer

     ___________________ will act as back-up servicer pursuant to the Sale and Servicing Agreement (in such capacity, the "Back-up Servicer"). Under the Sale and Servicing Agreement, following the termination or resignation of Mitsui Vendor Leasing as Servicer, the Back-up Servicer has agreed to act as successor Servicer. Prior to such event, the Back-up Servicer will have no other duties or obligations under the Sale and Servicing Agreement, including, without limitation, the obligation to supervise the performance of the Servicer, and will have no liability for any action taken or omitted by the Servicer. In the event that the Back-up Servicer is unable as a matter of law to act as successor Servicer as provided in the Sale and Servicing Agreement, the Trust Depositor has the right to contract for the performance of such services with others.

     _________________  is  a  [national]  [___________]  banking  [association]
[corporation] which is ______. _______ engages in [general commercial banking and trust business, offering a comprehensive range of [corporate, commercial, correspondent and individual banking services, both domestic and international, as well as a wide range of trust and custodial services].

Evidence as to Compliance

     The Sale and Servicing Agreement provides that on or before [ ] 31 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Trust Depositor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and enumerated in the Sale and Servicing Agreement and examined certain documents and records relating to the servicing of the related Contracts all as described in the Sale and Servicing Agreement and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Sale and Servicing Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Sale and Servicing Agreement provides for delivery to the Issuer, the Trust Depositor, the Indenture Trustee and each Rating Agency on or before [ ] 31 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Indenture Trustee may be obtained by a request in writing delivered to the Indenture Trustee.

Amendments

     The Sale and Servicing Agreement may be amended from time to time by agreement of the Seller, the Servicer, the Issuer, the Depositor, the Owner Trustee and the Indenture Trustee without the consent of any Noteholder (i) to cure any ambiguity or mistake or (ii) to add any consistent provisions; provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders; provided further that such amendment will be deemed not to affect adversely in any material respect the interests of the Noteholders, and no such Opinion of Counsel will be required, if each Rating Agency provides prior written confirmation that such amendment will not result in a withdrawal or downgrade of the ratings then assigned to the Notes.

     The Sale and Servicing Agreement may also be amended from time to time by the Seller, the Servicer, the Issuer, Trust Depositor, the Owner Trustee and the Indenture Trustee with the consent of the Required Controlling Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of Noteholders. No such amendment, however, may:

         (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note without the consent of each Noteholder affected thereby;

         (ii) change the definition of (or that of any definition included within the definition of) or the manner of calculating the "Class A Principal Payment Amount," the "Class A-3 Principal Payment Amount," the "Class B Principal Payment Amount," the "Class C Principal Payment Amount," the "Applicable Percentage," the "Discounted Contract Balance," the "Principal Amount," or the "Available Amount" without the consent of each Noteholder; or

         (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder affected thereby; or

         (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to the allocation of Available Amounts (see "Description of the Notes--Allocations") without the consent of each Noteholder; or

         (v) make any Note payable in money other than Dollars without the consent of each Noteholder affected thereby.

     Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Indenture Trustee will furnish written notice of the substance of such amendment to each affected Noteholder.

Termination

     The Sale and Servicing Agreement will terminate upon final distribution of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Sale and Servicing Agreement and the Indenture. Upon termination of the Sale and Servicing Agreement, all right, title and interest in the Trust Assets (other than amounts in accounts maintained by the Indenture Trustee for the final payment of principal and interest to Noteholders) will be conveyed and transferred through the Trust Depositor to the Seller.

     The Owner Trustee ____________ will be the Owner Trustee under the Sale and Servicing Agreement. Mitsui Vendor Leasing and its affiliates may from time to time enter into banking and trustee relationships with the Owner Trustee and its affiliates. Mitsui Vendor Leasing and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Owner Trustee by the Noteholders as a group. The Owner Trustee's address is __________________.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Owner Trustee will have the power to appoint a co-owner trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

     The Owner Trustee may resign at any time, in which event a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. The Servicer may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the Sale and Servicing Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee shall not become effective until acceptance of the appointment by the successor Owner Trustee.

                                  THE INDENTURE

General

     The Notes will be issued pursuant to an Indenture between the Issuer and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement, the Indenture Trustee will obtain the benefits of the Sale and Servicing Agreement for itself and the Noteholders represented thereby.

Events of Default and Restricting Events; Remedies

     If an Event of Default referred to in subparagraph (e) (see "Description of the Notes--Events of Default") has occurred, then and in every such case the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders under the Indenture, shall immediately and without further act become due and payable.

     If any other Event of Default shall have occurred and be continuing, then and in every such case, the Notes shall be accelerated with accrued but unpaid interest thereon; provided that such Event of Default may be waived if the Required Controlling Holders provide the Indenture Trustee and the Issuer written notice of such waiver.

The Indenture Trustee

     The Indenture Trustee with respect to the Notes is ___________________________. Mitsui Vendor Leasing and its affiliates may from time to time enter into banking and trustee relationships with the Indenture Trustee and its affiliates. Mitsui Vendor Leasing and its affiliates may hold Notes in their own names. However, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Indenture Trustee by the Noteholders as a group.

     The Indenture Trustee's responsibilities will consist principally of the distribution of monies received pursuant to the Sale and Servicing Agreement, the authentication and registration of transfer of Notes under the Indenture, and the delivery of certain information received from the Trust Depositor and the Servicer.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

     The Indenture Trustee may resign at any time, in which event a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA"), will be appointed by the Servicer. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture. In such circumstances, a successor Indenture Trustee which meets the requirements of
Section 310(a) of the TIA will be appointed by the Servicer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

Governing Law

     The Indenture will be governed by the laws of the State of New York.

Amendments

     At any time and from time to time, the Trust and the Indenture Trustee, with the written consent of the Required Controlling Holders, may execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule hereto); provided that without the consent of each Noteholder under the Indenture, no such amendment, supplement, waiver or consent shall

         (i) reduce the amount or extend the time of payment of any amount owing or payable under any Note or (except as provided in the Indenture) increase or reduce the interest payable on any Note (except that only the consent of the affected holder of a Note shall be required for any decrease in an amount of or the rate of interest payable on such Note or any extension for the time of payment of any amount payable under such Note), or alter or modify the provisions with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution, or

         (ii) reduce, modify or amend any indemnities in favor of any Noteholder or in favor of or to be paid by the Trust Depositor, or alter the definition of "Indemnities" to exclude any Noteholder (except as consented to by each Noteholder adversely affected thereby), or

         (iii)    make any Note payable in money other than U.S. dollars, or

         (iv) modify the definitions in the Indenture of Required Controlling Holders, or otherwise modify the percentage of Noteholders required to effect any modification of the Indenture.

Termination

     The Indenture will terminate upon final distribution of all moneys or other property or proceeds of the Trust Assets in accordance with the terms of the Indenture and the Sale and Servicing Agreement.


                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

Transfer of Contracts

     As of the Cutoff Date, the Seller, will sell the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement which in turn will be immediately conveyed to the Issuer pursuant to the Sale and Servicing Agreement. Under commercial law, the transfer of the Contracts to the Issuer is either a sale of the Contracts to the Issuer or a grant of a security interest in such property to the Issuer. The Trust Depositor has taken and will take all actions that are required under applicable law to perfect the Issuer's interest in the Contracts in the event the transfer by the Trust Depositor to the Issuer is deemed to be a loan for commercial law purposes, and, in the event such transfer is under commercial law or a grant of a security interest, it is the intent of the Trust Depositor that the Issuer will at all times have a first priority perfected security interest in the Contracts and in the proceeds thereof, with certain exceptions. The Trust Depositor will represent and warrant to the Issuer that, in the event the sale of such Contracts by the Trust Depositor to the Issuer is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Contracts, in existence at the time of the date of conveyance, in favor of the Issuer. For a discussion of the Issuer's rights arising from these representations and warranties not being satisfied, see "The Sale and Servicing Agreement Generally--Representations and Warranties."

     Financing statements covering the Contracts will be filed under the UCC by or on behalf of the Trust Depositor, the Issuer and the Indenture Trustee to perfect their respective interests in the Contracts and continuation statements will be filed as required to continue the perfection of such interests. In addition, the Seller will indicate in the appropriate computer files relating to the Contracts, that such Contracts have been transferred to the Issuer, and have been pledged by the Issuer to the Indenture Trustee, and the Seller will deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts then being transferred to the Issuer, identified by account number and by the Discounted Contract Balance as of the related Cutoff Date. To facilitate servicing and reduce administrative costs, however, the Contract Files will be retained in the possession of the Servicer and not deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders. Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts could be defeated. In such event, distributions to Noteholders could be adversely affected.

     There are also certain limited circumstances under applicable federal or state law in which prior transferees of Contracts could have an interest in such Contracts with priority over the Indenture Trustee's interest. A tax or other government lien on property of the Seller or the Trust Depositor arising prior to the time a Contract was conveyed to the Trust Depositor or the Issuer, respectively, may, in either case, have priority over the interest of the Issuer in such Contract. Under the Transfer and Sale Agreement, the Seller will warrant to the Trust Depositor, and under the Sale and Servicing Agreement the Trust Depositor will warrant to the Issuer, that the Contracts have been transferred free and clear of the lien of any third party other than Permitted Liens. Each of the Seller and the Trust Depositor will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract included in the Contract Pool, other than transfers made pursuant to the Sale and Servicing Agreement or the Indenture. In addition, as described above under "The Trust Depositor," the Trust Depositor has been organized as a "bankruptcy remote" entity which is not engaged in any business or activities unrelated to the transactions described herein.

     Similarly, a tax or other government lien on property of the Issuer arising prior to the time a Contract is pledged to the Indenture Trustee may also have priority over the interest of the Issuer in such Contract. Under the Indenture, the Issuer will warrant to the Indenture Trustee that the Contracts have been pledged free and clear of the lien of any third party other than Permitted Liens. The Issuer will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract included in the Contract Pool, other than pledges to the Indenture Trustee pursuant to the Indenture.

     As used above, "Permitted Liens" shall mean (a) with respect to Contracts in the Contract Pool: (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable and (ii) liens in favor of the Indenture Trustee created pursuant to the Indenture; and (b) with respect to the related Equipment: (i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due, (ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (iii) liens in favor of the Indenture Trustee created pursuant to the Indenture, (iv) other subordinated liens which are subordinated to the prior payment of the Notes on terms described in the Sale and Servicing Agreement and (v) liens granted by the End-Users or Vendors which are subordinated to the interest of the Issuer and the Indenture Trustee in such Equipment.

Transfers of Interests in Equipment

     In connection with the conveyance of the Contracts to the Issuer, the Seller's right, title and interest in the related Equipment securing such Contracts will be assigned by the Seller to the Issuer pursuant to the Sale and Servicing Agreement, and pledged by the Issuer to the Indenture Trustee pursuant to the Indenture. It has been the general policy of the Seller to file or cause to be filed UCC financing statements with respect to Equipment relating to the Contracts. Due, however, to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Seller in the Equipment will be filed to reflect the Trust Depositor's, the Issuer's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Issuer's interest in the Contracts (including the security interest in the related Equipment granted pursuant to such Contract) or perfection of the Indenture Trustee's interest in such Contracts, it does expose the Trust Depositor and the Issuer (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate or impede the Trust Depositor's, the Issuers's (and the Indenture Trustee's) enforcement, as assignee, of the Seller's right, title and interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Trust Depositor, the Issuer and the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Trust Depositor, the Issuer and the Indenture Trustee to receive proceeds of a disposition of the Equipment related to Defaulted Contracts. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Trust Depositor, the Issuer and in turn the Indenture Trustee.

Certain Matters Relating to Bankruptcy

     The Seller acquired the Contracts from Vendors. If the acquisition of a Contract by the Seller is treated as a sale of such Contracts from the Vendors to the Seller, such Contracts generally would not be part of the related Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, if an unpaid creditor of such Vendor or a representative of such creditor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Issuer could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of Contracts to the Seller is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the Seller's (and hence the Trust Depositor, the Issuer's and the Indenture Trustee's) interest in the Contracts. Certain Contracts may be "true leases" and thus subject to rejection by the lessor under the Bankruptcy Code. Any such Contract which is a "true lease" originated by a Vendor and transferred to the Seller in a transaction whereby such Vendor continues to be the "lessor" thereunder (such as a transfer by a Vendor to the Seller of a security interest in such Contract or a transfer by a Vendor to the Seller of an interest in the right to payments only under any such Contract), will be subject to rejection by such Vendor, as debtor-in-possession, or by such Vendor's bankruptcy trustee. Upon any such rejection,Scheduled Payments under such rejected Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contracts, and security interests in the Equipment related thereto, are insufficient to cover the losses.

     In the Transfer and Sale Agreement, Mitsui Vendor Leasing will warrant to the Trust Depositor that the conveyance of the Contracts by the Seller to the Trust Depositor is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, the Seller and the Trust Depositor will treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Seller will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts. Notwithstanding the foregoing, if the Seller became a debtor in a bankruptcy case and an unpaid creditor of the Seller or a representative of creditors of the Seller, such as a trustee in bankruptcy, or the Seller acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust Depositor was ineffective to remove such Contracts from the Seller's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Seller), then delays in payments under the Contracts to the Trust Depositor (and consequently to the Noteholders) could occur or, should the court rule in favor of such creditor, representative or debtor, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust Depositor is recharacterized as a pledge, a tax or government lien on the property of the Seller arising before the Contracts came into existence may have priority over the Trust Depositor's (and consequently the Issuer's and the Indenture Trustee's) interest in the Contracts.

     The Trust Depositor will warrant in the Sale and Servicing Agreement that the security interest therein granted by the Issuer in favor of the Indenture Trustee is a valid and duly perfected security interest, and will take all actions that are required under applicable law to perfect the Issuer's and the Indenture Trustee's respective interests in the Contracts sold by it. Nevertheless, if the Trust Depositor were to become a debtor in a bankruptcy case and an unpaid creditor of the Trust Depositor or a representative of creditors of the Trust Depositor, such as a trustee in bankruptcy, or the Trust Depositor acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Issuer was ineffective to remove such Contracts from the Trust Depositor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Trust Depositor), then delays in payments under the Contracts to the Issuer could occur or, should the court rule in favor of such creditor, representative or debtor, reductions in the amount of such payments could result. If the transfer of Contracts to the Issuer is recharacterized as a pledge, a tax or government lien on the property of the Trust Depositor arising before the Contracts came into existence may have priority over the Issuer's and hence the Noteholder's interest in the Contracts. If the transactions are treated as a sale of Contracts, generally, the Contracts would not be part of the Trust Depositor's estate and would not be available to the Trust Depositor's creditors.

     Certain restrictions have been imposed on the Trust Depositor and the Issuer and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Issuer. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Trust Depositor may commence a voluntary case or preceding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or preceding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceeding, the Trust, the Trust's interest in the Trust Assets, and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Mitsui Vendor Leasing would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.

     The right of the Indenture Trustee, as secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtors bankruptcy case unless, and then only to the extent, the claims are oversecured.

     If an Insolvency Event with respect to the Trust Depositor were to occur, then an Event of Default would occur with respect to the Notes, and assuming the Trust Assets were not then subject to being involved in a bankruptcy case, the Indenture Trustee would sell the Contracts and would use the proceeds of such sale to pay the outstanding principal of and accrued interest on the Notes to the extent and in the order of priority described under "Description of the Notes-Allocations, Following an Event of Default or Restricting Event." The
Noteholders would suffer a loss if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders is insufficient to pay the Noteholders in full.

     State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of any Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract include the failure to file financing statements to perfect the Seller's, the Trust Depositor's, the Trust's or the Indenture Trustee's, as applicable, interest in the Equipment, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses if the remaining unaffected Contracts are insufficient to cover such losses.

     In addition, if a court, in a lawsuit by an unpaid creditor of the Seller or by a representative of creditors of the Seller, such as a trustee in bankruptcy, or by the Seller acting as a debtor-in-possession, were to find that, at the time of or as a result of any transfer by the Seller of Contracts to the Trust Depositor, (i) (A) the Seller entered into such transaction with the intent of hindering, delaying or defrauding creditors or (B) the Seller received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) the Seller (A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Trust Depositor or the Trust, or substantively consolidate the Trust Depositor, the Trust and the Seller, or subordinate the rights of the Noteholders to the rights of unsecured creditors of the Seller, or take other actions that would be adverse to the Noteholders.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if the fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities) or the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured. The Trust Depositor believes that it and the Seller have entered into these transactions for proper purposes and in good faith and that the purchase price for the Contracts represents reasonably equivalent value or fair consideration for the transfers of such Contracts by the Seller to the Trust Depositor.

     The Issuer will receive, on the Closing Date, a certificate from the Seller to the effect that (i) the Seller did not intend, in entering into the Transfer and Sale Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which the Seller was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts sold under the Transfer and Sale Agreement represented reasonably equivalent value or fair consideration as a result of the transfers of such Contracts to the Trust Depositor. However, there can be no assurance, however, that a court would reach the same conclusion.

     Certain states have adopted a version of Article 2A of the UCC ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the fight to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee." However, in the Transfer and Sale Agreement, the Seller will represent that (i) no Contract is a "consumer lease" and (ii) each End-User has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context wide degree of latitude to vary provisions of the law.

                         FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general and brief discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion described below of Brown & Wood LLP, special tax counsel to the Trust Depositor ("Tax Counsel"), are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on comparable transactions or instruments to those described herein. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Noteholders in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, Insurance companies, foreign persons, tax-exempt organizations, and persons who hold the Notes as part of a straddle, hedging, or conversion transaction). The discussion is generally directed to prospective purchasers who purchase Notes at the time of original issue, who are citizens or residents of the United States, and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Opinion

     In the opinion of Tax Counsel, for federal income tax purposes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling, or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, (i) the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the Notes will be treated as indebtedness. An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

     Although it is the opinion of Tax Counsel that the Issuer will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Issuer and the Notes will prevail. If the Issuer were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income on the related Contracts and other assets, which may be reduced by its interest expense on the Notes if the Notes are respected as debt of such corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes. If, contrary to the opinion of Tax Counsel, the IRS also successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Issuer. If so treated, it is possible that the Issuer might be treated as a publicly traded partnership taxable as a corporation unless the Issuer is able to meet certain qualifying income tests or otherwise qualifies for an exemption from the publicly traded partnership rules. Even if the Issuer is not taxed as a corporation, treatment of the Notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may constitute "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Issuer expenses, and income from the Issuer's assets would be taxable to Noteholders without regard to whether cash distributions are made from the Issuer or the Noteholders' method of tax accounting.

     The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes. The following discussion is also based in part upon Treasury regulations interpreting the original issue discount ("OID") provisions of the Code. The OID regulations, however, are subject to varying interpretations and do not address all issues that would affect Noteholders.


Taxation of Interest Income to Noteholders

     Based upon the discussion below under the heading "OID," Tax Counsel's interpretation of (i) the definition of "qualified stated interest" and (ii) other provisions of the OID Code sections and regulations, it is not expected that the Notes will be issued with OID (i.e., any excess of the stated redemption price at maturity over their issue price), other than perhaps with a de minimis amount (i.e., 1/4 of the Notes stated redemption price at maturity multiplied by the number of full years to maturity). In such case, the stated interest on each class of Notes should be treated as qualified stated interest and will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the Noteholders general method of tax accounting.

OID

     If Notes were issued at a discount from their principal amounts or if the stated interest were not treated as "qualified stated interest," the Notes would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be "unconditionally payable" in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The Issuer believes that the likelihood of late payment or nonpayment of the stated interest on the Notes should constitute a remote contingency; the IRS, however, may disagree. In such case, the stated interest on the Notes would not be qualified stated interest and the Notes would be considered to have been issued with OID.

     If the Notes are in fact issued with a greater than de minimis amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public) will constitute OID. A Noteholder must include OID in income as interest over the term of the Note under a constant yield method. OID must be included in income in advance of the receipt of cash representing that income. In general, the amount of OID included in income is the sum of the "daily portions" of the OID with respect to the Note for each day during the taxable year the Noteholder held the Note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the Notes adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.

     Alternatively, because the payments on the Notes may be accelerated by reason of prepayments on the Contracts, OID, other than de minimis OID, on the Notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a Note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over
(ii) the adjusted issue price of the Note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the Notes if they are treated as having OID. Legislation has been proposed which if enacted, would require any OID (or interest) on the Notes to be computed in accordance with the rules of Section 1272(a)(6) and certain prepayment assumptions.

     A holder of a Note issued with de minimis OID must include such OID in income proportionately as principal payments are made on such Note.

Acquisition Premium

     A holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Notes adjusted issue price.

Market Discount

     Whether or not the Notes are issued with OID, a subsequent purchaser (i.e., a purchaser who acquires a Note not at the time of original issue) of a Note at a discount will be subject to the "market discount rules" of Sections 1276 through 1278 of the Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter recognizes gain upon a disposition (or receives a principal payment), the lesser of (i) such gain (or the principal payment) or (ii) the accrued market discount (not previously included in income) will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount (not previously included in income) on the Note multiplied by a fraction, the numerator of which is the number of days the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

     Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is .25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when such distribution is received, capital gain will be recognized equal to discount allocated to such distribution.

Amortizable Bond Premium

     In general, if a subsequent purchaser acquires a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased the Note with "amortizable bond premium" equal to the amount of such excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Under proposed regulations, if finalized, accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder's gross income under the holder's normal accounting system.


Election to Treat All Interest as Original Issue Discount

     A holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "OID," with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holders adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Disposition of Notes

     Generally, capital gain or loss will be recognized on a sale or other taxable disposition of the Notes in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the Issuer's tax basis in the Notes. A Noteholders tax basis in a Note will generally equal his or her cost increased by any OID or market discount previously included by such Noteholder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to the Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. In the case of a taxable individual Noteholder, capital gain income will be long-term capital gain if the Notes have been held for more than eighteen months, mid-term capital gain if the Notes have been held for more than one year but not more than eighteen months, or short-term capital gain if the Notes have been held for one year or less. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding

     The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Indenture Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

     Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Noteholders are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.


Tax Consequences to Foreign Investors

     Based  upon  Tax  Counsel's  opinion  that the  Notes  will be  treated  as indebtedness for federal income tax purposes, the following information describes the general United States federal income tax treatment of investors that are not United States persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity treated as a corporation or a partnership for United States federal income tax purposes) organized in or under the laws of the United States, unless, in the case of a partnership, Treasury regulations provide otherwise, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

          (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Issuer or a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement (Form W-8 or similar acceptable certification) to the Indenture Trustee or paying agent (generally the clearing agency, financial intermediary, or broker) that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the results of an income tax treaty, the Foreign Person must provide the paying agent with Form 1001. This form is also effective for three years.

         (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year. If an individual Foreign Person is present in the United States for 183 days or more during the taxable year, the gain on the disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

          (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the Foreign Person is a foreign corporation,it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items,unless it qualifies for a lower rate under an applicable tax treaty.

     As discussed above, the New Withholding Regulations were published in the Federal Register on October 14, 1997, and generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective investors that are Foreign Persons are strongly urges to consult their own tax advisor with respect to the New Withholding Regulations.

                         CERTAIN STATE TAX CONSEQUENCES

     Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Notes. ACCORDINGLY, PURCHASERS OF NOTES SHOULD
CONSULT THEIR OWN TAX ADVISORS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY NOTES.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments  by ERISA  Plans  are  subject  to  ERISA's  general  fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

Prohibited Transactions

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Issuer, the Underwriter, the Seller, the Servicer, the Trust Depositor, the Owner Trustee, the Indenture Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     The Notes may not be purchased with the assets of a Plan if the Issuer, the Underwriter, the Servicer, the Owner Trustee, the Indenture Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan or (c) is an employer of employees covered under the Plan, unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes -- for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

Plan Asset Regulation

     Pursuant to a Department of Labor regulation codified at 29 C.F.R. section 2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the Issuer and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Thus, if the Notes constitute debt with no substantial equity features for purposes of the Plan Assets Regulation, then a Plan's acquisition of Notes will to cause the assets of the Issuer to be deemed assets of such Plan for purposes of section 404 and 406 of ERISA or section 4975 of the Code, and the Plan's interest will be deemed to include solely an interest in such Notes. Conversely, if the Notes constitute an equity interest for purposes of the Plan Assets Regulation, then a Plan's acquisition of Notes may cause the assets of the Issuer to be deemed to be assets of such Plan for purposes of sections 404 and 406 of ERISA and section 4975 of the Code. In such event, the fiduciary and prohibited transaction restrictions of ERISA and section 4975 of the Code would apply to transactions involving the assets of the Issuer, and could give rise to a prohibited transaction for which no exemption is available.

     Although there is little published authority available, the Issuer believes that the Class A Notes, the Class B Notes and the Class C Notes should be treated as debt rather than equity interests under the Plan Assets Regulation. Accordingly, the assets of the Issuer should not be deemed to be assets of Plans under the Plan Assets Regulation otherwise under ERISA as a result of the purchase of Notes by or with the assets of Plan. However, before purchasing any Notes on behalf of a Plan, and ERISA Plan fiduciary should make its own determination that the Class of Notes being purchased will not constitute equity interests of the Issuer for purposes of the Plan Assets Regulation.

     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.


                              PLAN OF DISTRIBUTION

General

     Subject to the terms and conditions set forth in an underwriting agreement dated ________ __, 1998 for the sale of the Notes, the Trust Depositor has agreed to sell to First Union Capital Markets, a division of Wheat First Securities, Inc. (the "Underwriter") and the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

     The Underwriter has advised the Trust Depositor that the Underwriter proposes initially to offer the Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of ____% of the initial principal amount of the Notes. The Underwriter may allow and such dealers may reallow a concession not in excess of ____% of the initial principal amount of the Notes. After the initial public offering, the public offering price and such concessions may be changed.

     The underwriting agreement provides that the Trust Depositor and Mitsui Vendor Leasing, jointly and severally, will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof.

     In the ordinary course of its business, the Underwriter and its affiliates have engaged and may engage in commercial banking and investment banking transactions with Mitsui Vendor Leasing and its affiliates, including the Trust Depositor.

                               RATING OF THE NOTES

     It is a condition to the issuance of the Notes that the Class A Notes be rated at least _______, that the Class B Notes be rated at least _____, and that the Class C Notes be rated at least _______, by _______________ and __________________, respectively.

     The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of Prepayments on the return of principal to the Noteholders.

                                  LEGAL MATTERS

     Certain legal matters relating to the Notes, including certain federal income tax matters, as well as other matters, will be passed upon for the Trust Depositor and the Seller by Brown & Wood LLP, New York, New York. Certain legal matters for the Underwriter will be passed upon by Cadwalader, Wickersham & Taft, New York, New York.



                        INDEX OF TERMS

Accrual Period..........................................12, 44
ADCB....................................................14, 45
Additional Contract......................................9, 36
Additional Contract Cutoff Date..............................5
Adjusted Contract............................................8
Administration Agreement....................................57
Administration Fee..........................................58
Administrator...............................................57
Aggregate Principal Paydown Amount......................13, 45
Applicable Percentage...................................13, 45
Article 2A..............................................23, 72
Available Amounts...........................................48
Back-up Servicer......................................2, 4, 64
Bankruptcy Code.............................................22
Business Day.................................................5
Calculation Date.............................................5
Cede.........................................................2
CEDEL........................................................2
CEDEL Participants..........................................56
Class A Noteholders.....................................12, 44
Class A Notes.............................................1, 5
Class A Principal Payment Amount............................45
Class A-1 Notes...........................................1, 5
Class A-2 Notes...........................................1, 5
Class A-3 Notes...........................................1, 5
Class B Noteholders.....................................12, 44
Class B Notes.............................................1, 6
Class B Principal Payment Amount............................46
Class C Noteholders.....................................12, 44
Class C Notes.............................................1, 6
Class C Principal Payment Amount............................46
Closing Date.................................................5
Code........................................................72
Code Plans..................................................78
Collection Account......................................10, 50
Collection Period............................................5
Commission...................................................3
Conditional Payment Rate....................................36
Contract Files..............................................58
Contract Pool................................................7
Contracts....................................................2
Cooperative.................................................56
CPR.........................................................36
Cross Over Date.........................................13, 46
CSA..........................................................7
CSAs.....................................................2, 33
Cutoff Date..................................................5
Defaulted Contract.......................................8, 50
Definitive Notes............................................57
Depositaries................................................54
Depositary..................................................44
Determination Date..........................................46
Discount Rate...............................................15
Discounted Contract Balance.............................14, 46
Disqualified persons........................................78
Distribution................................................53
DTC..........................................................2
Eligible Contract.......................................59, 60
Eligible Investments........................................50
Equipment................................................2, 34
ERISA.......................................................78
ERISA Plans.................................................78
Euroclear....................................................2
Euroclear Operator..........................................56
Euroclear Participants......................................56
Event of Default............................................51
Exchange Act.................................................3
Excluded Amounts............................................33
FDIC........................................................50
Foreign Person..............................................77
Holders.....................................................57
Indenture.................................................1, 6
Indenture Trustee............................................1
Indirect Participants.......................................54
Ineligible Contract.........................................60
Initial Class A Note Principal Balance.......................5
Initial Class A-1 Note Principal Balance.....................5
Initial Class A-2 Note Principal Balance.....................5
Initial Class A-3 Note Principal Balance.....................5
Initial Class B Note Principal Balance.......................5
Initial Class C Note Principal Balance.......................6
Initial Reserve Fund Deposit............................11, 49
Insolvency Event............................................51
Insurance Proceeds..........................................58
Investment company..........................................52
IRS.........................................................72
Issuer....................................................1, 4
Lease........................................................7
Leases...................................................2, 33
Mitsui Vendor Leasing.................................1, 4, 41
Monthly Report..............................................53
MVLFCII......................................................1
New Withholding Regulations.................................76
Note Owners..................................................6
Noteholders.............................................12, 44
Notes.....................................................1, 6
OID.........................................................73
Operative Documents.........................................44
Owner Trustee.............................................1, 4
Participants................................................54
Payment Date..............................................2, 5
Permitted Liens.............................................69
Plan Assets Regulation......................................79
Plans.......................................................78
Prepaid Contract.........................................9, 36
Prepayment..................................................19
Prepayment Amount...........................................59
Principal Amount............................................46
PTCE........................................................79
Qualified Institution.......................................50
Rating Agencies.............................................17
Record Date..................................................5
Recoveries..................................................50
Registration Statement.......................................3
Required Controlling Holders................................52
Required Reserve Fund Amount............................11, 49
Reserve Fund............................................11, 49
Reserve Fund Amount.....................................11, 49
Restricting Event ..........................................52
Sale and Servicing Agreement.............................2, 24
Sale and Servicing Agreements...............................24
Scheduled Payments......................................15, 46
Securities Act...............................................3
Seller............................................2, 4, 24, 41
Servicer..............................................2, 4, 41
Servicer Advance........................................16, 62
Servicer Default............................................63
Servicing Fee...........................................16, 52
Servicing Fee Percentage................................16, 52
Statistical Discount Rate....................................8
Substitute Contract......................................8, 36
Substitute Contract Cutoff Date..............................5
Tax Counsel.................................................72
Termination Notice..........................................63
Terms and Conditions........................................56
TIA.........................................................67
Transfer and Sale Agreement..............................2, 24
Transfer Deposit Amount.....................................60
Transferred Property........................................20
True Leases.................................................22
Trust.....................................................1, 4
Trust Agreement..............................................4
Trust Assets.................................................6
Trust Depositor.............................................43
Trustee......................................................4
Trustees....................................................53
Underwriter..............................................1, 80
UNL Pool....................................................35
Vendor......................................................10
Vendor Assignment...........................................10
Vendor Program Agreement....................................10
Vendors.....................................................34
Warranty Contract...........................................61


-------------------------------------------------------      ------------------------------------------------------
-------------------------------------------------------      ------------------------------------------------------



     No dealer,  salesman or other person is authorized
to give any  information or to make any  representation
not contained in this Prospectus and, if given or made,                      MITSUI VENDOR LEASING
tus  and,  if  given   or  made,  such  information  or                        ASSET TRUST 1998-1
representation must not be  relied upon as  having been                              Issuer
authorized by  the Trust Depositor or  the Underwriter.
This prospectus does not constitute an offer to sell or
a solicitation  of any offer to  buy any security other
than  the   Securities  offered   hereby,  nor  does  it
constitute  an offer  to sell or  a solicitation  of  an                   MITSUI VENDOR LEASING II
offer  to  buy any  of the  Securities to  any person in                          FUNDING CORP.
any  jurisdiction in which the  person making such offer                         Trust Depositor
or solicitation to such person.  Neither the delivery of                     MITSUI VENDOR LEASING
this Prospectus nor  any sale made hereunder shall under                          (U.S.A.) INC.
any   circumstance  create  any   implication  that  the                      Seller and Servicer
information contained  herein is correct as  of any date
subsequent to the date hereof.

                   -----------------

                   TABLE OF CONTENTS                                          ____________________

                                                   Page                            PROSPECTUS

REPORTS TO NOTEHOLDERS................................2                       ____________________
AVAILABLE INFORMATION.................................3
SUMMARY OF TERMS......................................4
RISK FACTORS.........................................19
USE OF PROCEEDS......................................24
THE TRUST............................................24
THE CONTRACT POOL....................................24
THE CONTRACTS GENERALLY..............................33
PREPAYMENT AND YIELD
CONSIDERATIONS.......................................36
MITSUI VENDOR LEASING (U.S.A.) INC...................41                   First Union Capital Markets
DESCRIPTION OF THE NOTES.............................44
THE SALE AND SERVICING AGREEMENT
  GENERALLY..........................................58
THE INDENTURE........................................66
CERTAIN LEGAL ASPECTS
  OF THE CONTRACTS...................................68
FEDERAL INCOME TAX CONSEQUENCES......................72
CERTAIN STATE TAX CONSEQUENCES.......................78
ERISA CONSIDERATIONS.................................78
PLAN OF DISTRIBUTION.................................80
RATING OF THE NOTES..................................80
LEGAL MATTERS........................................80                      _______________, 1998

     Until   ___________________,   1998,  all   dealers
effecting  transactions  in  the  registered securities,
whether or not  participating in  this distribution, may
be required to deliver a Prospectus. This is in addition
to the  obligations  of dealers to deliver  a Prospectus
when  acting as underwriters  and with  respect to their
unsold allotment or subscriptions.

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



                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:

          SEC registration fee  . . . . . . . . . . . . . . . . . . $   *
          Legal fees and expenses . . . . . . . . . . . . . . . . .     *
          Accounting fees and expenses  . . . . . . . . . . . . . .     *
          Blue sky fees and expenses  . . . . . . . . . . . . . . .     *
          Rating agency fees  . . . . . . . . . . . . . . . . . . .     *
          Owner Trustee fee's and expenses  . . . . . . . . . . . .     *
          Indenture Trustee's fees and expenses . . . . . . . . . .     *
          Printing  . . . . . . . . . . . . . . . . . . . . . . . .     *
          Miscellaneous . . . . . . . . . . . . . . . . . . . . . .     *
                                                                     -------
          Total . . . . . . . . . . . . . . . . . . . . . . . . . . $
                                                                     =======

------------------------
*  To be completed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Mitsui Vendor Leasing Funding Corp. II, the registrant, has undertaken in its articles of incorporation and bylaws to indemnify, to the maximum extent permitted by the Delaware General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of the registrant against any and all liabilities incurred in connection with their services in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. Exhibits:

     1.1  Form of Underwriting Agreement*

     3.1  Articles of Incorporation of Mitsui Vendor Leasing Funding Corp. II*

     3.2  Bylaws of Mitsui Vendor Leasing Funding Corp. II*

     4.1  Form of Trust Agreement*

     4.2  Form of Sale and Servicing Agreement*

     4.3 Form of Indenture (including forms of Class A Notes, Class B Notes and Class C Notes)*

     5.1  Opinion of Brown & Wood LLP with respect to legality*

     8.1  Opinion of Brown & Wood LLP with respect to tax matters*

     23.1 Consent of Brown & Wood LLP (included as part of Exhibit 5.1)*

     23.2 Consent of Brown & Wood LLP (included as part of Exhibit 8.1)*

     24.1 Power of Attorney (included on page II-5)

     25.1 Statement of Eligibility and Qualification of Indenture Trustee*

     -------------------
*  To be filed by amendment.


   b. Financial Statement Schedules:
      Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (c) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego and State of California, on the 3rd day of June, 1998.


                         MITSUI VENDOR LEASING FUNDING CORP. II


                         By: /s/ Paul A. Renner
                             -------------------------------------
                             Paul A. Renner
                             President



                              POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Directors and Officers of the registrant hereby constitute and appoint John L. Plunkett and James F. Burke, each with full power of substitution and resubstitution, their true and lawful attorneys and agents to sign the names of the undersigned in the capacities indicated below to the registration statement to which this Power of Attorney is filed as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title                       Date
---------                         -----                     ---------


/s/ Paul A. Renner           President (Principal          June 3,1998
----------------------       Executive Officer);
Paul A. Renner               Director

/s/ Jun-ichi Nagatoishi      Executive Vice President;     June 3, 1998
--------------------------   Director
Jun-ichi Nagatoishi

/s/ James F. Burke           Senior Vice President,        June 3, 1998
--------------------------   Chief Financial Officer
James F. Burke               (Principal Financial and
                             Accounting Officer);
                             Director